UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Dorman Products, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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Notice of Annual Meeting of Shareholders

May 16, 2014

Dear Shareholder:

All shareholders of Dorman Products, Inc., a Pennsylvania corporation, referred to as “we”, “our”, “us”, and the “Company” herein, are cordially invited to attend the Annual Meeting of Shareholders to be held at the law offices of Blank Rome LLP, One Logan Square, 130 N. 18th Street, Philadelphia, Pennsylvania 19103 on Friday May 16, 2014 at 8:30 a.m., Eastern Daylight Time, for the following purposes:

•	To elect six directors, as described in the accompanying proxy statement.

•	To approve, on an advisory basis, the Company’s executive compensation.

•	To approve the material terms of the performance goals under the Company’s Executive Cash Bonus Plan and the Company’s 2008 Stock Option and Stock Incentive Plan.

•	To ratify KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year.

•	To transact any other business as may properly come before the annual meeting or any postponements or adjournments thereof.

Only shareholders of record as of the close of business on March 21, 2014, referred to as the “record date,” are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting of Shareholders.

The Notice of Internet Availability of Proxy Materials will be mailed to our shareholders of record on the record date on or about April 2, 2014, other than those shareholders who previously requested electronic or paper delivery of proxy materials from us who will receive copies of the proxy materials as requested. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials.

Your vote is important. Whether or not you attend the meeting, we urge you to vote promptly.

By Order of the Board of Directors

/s/ Thomas J. Knoblauch

THOMAS J. KNOBLAUCH
Colmar, Pennsylvania	Vice President, General Counsel and Assistant Secretary
April 2, 2014

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 16, 2014: The proxy statement, the form of proxy and the 2013 Annual Report to Shareholders are available at www.proxyvote.com.

Dorman Products, Inc.

3400 East Walnut Street

Colmar, Pennsylvania 18915

Proxy Statement

This proxy statement and the accompanying proxy are for the solicitation of proxies by the Board of Directors, referred to as the “Board,” of Dorman Products, Inc., a Pennsylvania corporation, referred to as “we”, “our”, “us”, and the “Company” herein, for use at our Annual Meeting of Shareholders to be held on Friday, May 16, 2014 at 8:30 a.m., Eastern Daylight Time, and any postponements or adjournments of the annual meeting. The annual meeting will be held at the law offices of Blank Rome LLP, One Logan Square, 130 N. 18th Street, Philadelphia, Pennsylvania 19103. This proxy statement, the accompanying proxy card and the 2013 Annual Report to Shareholders are posted on the Internet at www.proxyvote.com and the Notice of Internet Availability of Proxy Materials will be mailed to our shareholders on or about April 2, 2014. If you previously requested electronic or paper delivery of the proxy materials, you will be sent the proxy statement, the accompanying proxy card and the 2013 Annual Report to Shareholders on or about April 2, 2014.

The Board has fixed the close of business on March 21, 2014 as the “record date” for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting and any postponements or adjournments of the annual meeting. As of the close of business on the record date, there were 36,514,450 shares of our common stock, par value $0.01 per share, outstanding. Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters to be presented at the annual meeting. Cumulative voting allows a shareholder to multiply the total number of shares that they are entitled to vote by the number of directors to be elected and to cast an equal number of votes for each of the six nominees, distribute their votes among as many nominees as they choose, or cast all their votes for one nominee.

A proxy is your legal designation of another person, also referred to as the “proxy,” to vote on your behalf. By properly signing and returning the proxy card or by voting by Internet or telephone, you are giving the persons who our Board designated as proxies the authority to vote your shares in the manner that you indicate on your proxy card or by voting by Internet or telephone.

At the annual meeting, shareholders will consider and vote upon:

(i)	the election of six directors, as described in this proxy statement;

(ii)	an advisory vote on executive compensation;

(iii)	the material terms of the performance goals under the Company’s Executive Cash Bonus Plan and the Company’s 2008 Stock Option and Stock Incentive Plan;

(iv)	the ratification of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year; and

(v)	such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

The Board is not aware of any other matters that will come before the annual meeting or any postponement or adjournment thereof. If any other matters properly come before the meeting or any postponement or adjournment thereof, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

If you are a registered shareholder (that is, if your shares are registered in your name with our transfer agent), you can vote your shares in any of the following ways:

•	Electronically via the Internet: Go to www.proxyvote.com and follow the instructions provided on the proxy card and outlined on the secure Web site.

•	By telephone: Call toll free 1-800-690-6903 and follow the instructions provided on the proxy card and on the recorded message.

•	In writing: Complete, sign and date your proxy card and return your proxy card by mail (for receipt by the day before the annual meeting) to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NJ 11717.

•	In person: If you are a shareholder of record as of the close of business on the record date, you may vote in person at the annual meeting.

If you are voting by proxy, cumulative voting can only be processed by utilizing the proxy card method of voting. Whether or not you plan to attend the annual meeting, we urge you to vote promptly using one of these methods to ensure your vote is counted.

Please note that although there is no charge to you for voting electronically via the Internet or by telephone, there may be costs associated with electronic or telephonic access such as usage charges of Internet service providers and telephone companies. We do not cover these costs; they are solely your responsibility.

If you vote electronically via the Internet or by telephone, you will need your control number (your control number can be found on the Notice of Internet Availability of Proxy Materials and your proxy card). Your vote electronically via the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 15, 2014. If you vote electronically via the Internet or by telephone, you do not need to return your proxy card.

If you are a beneficial owner of shares held in “street name” (that is, if shares you own are registered in the name of your broker, bank or other nominee), you need to check the materials provided to you by your broker, bank or other nominee to determine how you may vote your shares. As a beneficial owner, you have the right to direct the broker, bank or other nominee holding your shares on how to vote the shares held in your account using the voting instructions received from such organization. The availability of Internet or telephone voting will depend on the voting process of your broker, bank or other nominee. Shares held in “street name” may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, bank or other nominee giving you the right to vote the shares.

If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote. The election of directors, the advisory vote on executive compensation and the approval of the material terms of the performance goals under the Company’s Executive Cash Bonus Plan and the Company’s 2008 Stock Option and Stock Incentive Plan are considered non-routine under applicable regulatory rules. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year is considered routine under applicable regulatory rules.

If you are a participant in the Dorman Products, Inc. 401(k) Retirement Plan and Trust, referred to as the “401(k) Retirement Plan,” and shares of common stock of the Company are credited to your plan account, you have the right to direct Vanguard Fiduciary Trust Company, trustee of the 401(k) Retirement Plan, on how to vote such shares. To provide instruction to the trustee on how to vote your plan shares, simply vote your plan shares in the manner described by the accompanying proxy card, which permits voting electronically via the Internet, by telephone or in writing. The trustee of the 401(k) Retirement Plan will have the votes of each participant tabulated by Broadridge and will vote the 401(k) Retirement Plan’s shares on a basis proportionally consistent with the tabulated votes of such participants by submitting a final proxy card representing the plan shares for inclusion in the tally at the annual meeting. If you do not vote the plan shares credited to your account, the trustee will not have direction as to how to vote such shares and you will be treated as directing the trustee to vote your plan shares in the same proportion as the shares for which the trustee has received timely instruction from others who do vote. To allow sufficient time for the trustee to vote your plan shares, your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 9, 2014.

Proxies may be revoked prior to being voted at the annual meeting. You may revoke a proxy before its exercise by filing written notice of revocation with Broadridge before the annual meeting (notice of revocation must be received by the day before the annual meeting). After voting, you may change your vote one or more times by completing and returning a later dated proxy to Broadridge, by voting again by Internet or telephone as described in this proxy statement, or by voting in person at the annual meeting. Attendance at the annual meeting will not in itself constitute a revocation of your proxy. You may request a new proxy card from Broadridge. The last vote received chronologically will supersede any prior votes. The deadline for registered shareholders to change their vote is 11:59 p.m., Eastern Daylight Time, on May 15, 2014 (mailed proxy cards must be received by the day before the annual meeting). All requests and correspondence with Broadridge should be mailed to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NJ 11717. If you are a beneficial owner of shares of common stock held in street name, please review the voting instructions provided by the broker, bank or other nominee holding your shares or contact such organization regarding how to change your vote. If you are a participant in the 401(k) Retirement Plan and shares of common stock of the Company are credited to your plan account, you may revoke a proxy before its exercise by filing written notice of revocation with Broadridge and you may change your vote one or more times by completing and returning a later dated proxy to Broadridge or by voting again by Internet or telephone as described in the accompanying proxy card. The deadline for participants in the 401(k) Retirement Plan to revoke or change their vote is 11:59 p.m., Eastern Daylight Time, on May 9, 2014 (notices of revocation and mailed proxy cards must be received by May 9, 2014).

If you are a registered shareholder and you return an executed proxy but do not specify how to vote, your shares will be voted: (i) “FOR” the election of the six nominees for director named in “Proposal I – Election of Directors” of this proxy statement; (ii) “FOR” the advisory approval of the Company’s executive compensation; (iii) “FOR” the approval of the material terms of the performance goals under the Company’s Executive Cash Bonus Plan and the Company’s 2008 Stock Option and Stock

Incentive Plan; and (iv) “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year. If you return an executed proxy card with no further instructions on the election of directors, the persons named in the accompanying proxy card have discretionary authority to cumulate votes and to allocate such votes among some or all of the nominees recommended by the Board, although they have no present intention of doing so. The proxy also confers discretionary authority to vote with respect to any and all of the following matters that may come before the annual meeting: (i) matters to be presented at the annual meeting of which we did not have notice on or prior to February 13, 2014; (ii) approval of the minutes of the prior meeting of shareholders if such approval does not amount to ratification of the action taken at such meeting; (iii) the election of any person to any office for which a bona fide nominee named in this proxy statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act”; and (v) matters incident to the conduct of the annual meeting.

If any other matters properly come before the annual meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

A quorum of shareholders is necessary to hold a valid annual meeting. Presence at the annual meeting in person or by proxy of the holders of a majority of our issued and outstanding common stock at the close of business on the record date is necessary to constitute a quorum. If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, shareholders who are entitled to vote and who attend the adjourned annual meeting, even though they do not constitute a quorum at the adjourned meeting, will constitute a quorum for the purpose of acting on any matter described in the Notice of Annual Meeting of Shareholders.

The six director candidates who receive the most “FOR” votes will be elected to serve on the Board. Shareholders have cumulative voting rights in the election of directors. When voting for directors, shareholders may multiply the total number of shares that they are entitled to vote by the number of directors to be elected and may then cast an equal number of votes for each of the six nominees, distribute their votes among as many nominees as they choose, or cast all of their votes for one nominee. The advisory approval of the Company’s executive compensation, the approval of the material terms of the performance goals under the Company’s Executive Cash Bonus Plan and the Company’s 2008 Stock Option and Stock Incentive Plan, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year, and the approval of any other business as may properly come before the annual meeting, or any postponement or adjournment thereof, will require the affirmative vote of the majority of the votes cast. Only votes “FOR” or “AGAINST” such proposals will be counted. Under Pennsylvania law, an abstention, withholding authority to vote or a broker non-vote is not considered a vote “cast” and therefore will have no effect on whether any of the proposals has received the required shareholder vote. All shares present in person or represented by proxy (including abstentions and broker non-votes) are counted for quorum purposes.

Governance of the Company

The Board of Directors and Director Independence. The Board currently consists of six members. The Board has four standing committees: (i) the Executive Committee; (ii) the Audit Committee; (iii) the Compensation Committee; and (iv) the Corporate Governance and Nominating Committee. The Lead Director serves on the Audit Committee, the Compensation Committee and the Executive Committee and as Chairman of the Corporate Governance and Nominating Committee.

The Board has determined that the following directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of The NASDAQ Stock Market, LLC, referred to as “NASDAQ”: Paul R. Lederer, Edgar W. Levin, Robert M. Lynch and Richard T. Riley. John F. Creamer, Jr., a director of the Company from 1995 until his retirement from the Board on March 8, 2013, was also determined by the Board to be independent as defined in the applicable listing standards of NASDAQ.

Under applicable Securities and Exchange Commission, referred to as the “SEC,” and NASDAQ rules, the existence of certain “related person” transactions in excess of certain thresholds between a director and the Company are required to be disclosed and may preclude a finding by the Board that the director is independent. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with us that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. During the Board’s review of director independence, no transactions or relationships between the Company and independent directors or any member of their immediate family (or any entity of which an independent director or an immediate family member is an executive officer, general partner or significant equity holder) were identified which would render the directors named above not independent.

Board Leadership and Risk Management. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Steven L. Berman has served in the role of Chief Executive Officer and Chairman of the Board since January 2011. The Board has a Lead Director, Paul R. Lederer.

We have a relatively small board of directors, a majority of which is independent under the listing standards of NASDAQ. Each independent director has direct access to our Chairman and Chief Executive Officer and our Lead Director, as well as other members of the senior management team. We believe that having such direct access, along with the presence of a Lead Director, makes the separation of the principal executive officer and board chairman positions unnecessary. In our view, the independent Board members are capable of performing their duties without the expense and administrative layer associated with the separation of the principal executive officer and board chairman positions. The independent directors meet in executive session without management present at least quarterly.

The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Board because of his familiarity with the Company’s business and industry, and his ability to effectively identify strategic priorities and lead the discussion and execution of our corporate strategy. Independent directors and management have different views and roles in the development of a strategic plan. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes efficiency, strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. In addition, the Board believes the combined role of the Chairman of the Board and the Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

The Board takes an active role, as a whole and at the committee level, in overseeing the management of the Company’s risks. The Board regularly reviews information regarding the Company’s operations, financial condition, and liquidity, as well as the risks associated with each. The Company’s Audit Committee supervises the management of financial risks and potential conflicts of interests. The Company’s Compensation Committee is responsible for overseeing the management of risks associated with the Company’s executive compensation plans and arrangements. The Corporate Governance and Nominating Committee manages risks associated with the independence of the Board and the duties and responsibilities of its members. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks. In addition, members of senior management periodically provide reports to the Board about their respective areas of responsibility and any risks associated with their areas. These reports include actions taken by senior management to monitor and control risks.

We believe that our leadership structure is appropriate given our management structure and operational characteristics.

Lead Director. As a matter of good corporate governance, the Board has adopted a practice of appointing a Lead Director. The Lead Director is charged with (i) presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (ii) serving as a liaison between the Chairman of the Board and the independent directors; (iii) assisting the Chairman of the Board in setting the Board’s schedules, agendas, and information flow; (iv) participating (in conjunction with the Compensation Committee) in the periodic evaluation and performance review of the Chief Executive Officer and other principal officers; (v) upon request and when appropriate, being available for consultation and communication with shareholders; (vi) communicating Board member feedback to the Chief Executive Officer; (vii) recommending to the Board the retention of advisors and consultants who report directly to the Board; (viii) overseeing the periodic evaluation of the Board and each committee thereof and their respective members; and (ix) performing such other duties as may be delegated by the Board from time to time. Based on his experience, qualifications, and skills more fully described below, the Board appointed Paul R. Lederer to serve as Lead Director.

Committees of the Board of Directors

Executive Committee. From time to time, the Board may delegate to the Executive Committee the authority to supervise and direct certain matters involving the finances and business of the Company between meetings of the Board. Currently, Steven L. Berman and Paul R. Lederer serve on the Executive Committee.

Audit Committee. The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, participates in the oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s independent auditors. The Audit Committee selects our independent registered public accounting firm, reviews such firm’s procedures for ensuring their independence with respect to the services performed for us, approves all fees to be paid to the independent registered public accounting firm and pre-approves the professional services provided by the independent registered public accounting firm. The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Corporate Governance” page.

As of the date of this proxy statement, Richard T. Riley (Chairman), Paul R. Lederer, Edgar W. Levin and Robert M. Lynch serve on the Audit Committee. Each member of the Audit Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of NASDAQ. The Board has determined that Mr. Riley qualifies as an audit committee financial expert as defined by the rules of the SEC.

Compensation Committee. The Compensation Committee is responsible for annually reviewing and approving the compensation of our Chief Executive Officer and all of our other executive officers. The Chief Executive Officer is not present during the discussion and approval of his compensation. The Compensation Committee also periodically reviews the compensation paid to our non-employee directors for annual retainers and meeting fees and makes recommendations to the Board for any adjustments. The Compensation Committee also administers the Company’s incentive compensation plans and equity-based plans, including the Dorman Products, Inc. 2008 Stock Option and Stock Incentive Plan, referred to as the “2008 Stock Option and Stock Incentive Plan.” The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Corporate Governance” page.

As of the date of this proxy statement, Edgar W. Levin (Chairman), Paul R. Lederer, Robert M. Lynch and Richard T. Riley serve on the Compensation Committee. Each member of the Compensation Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of NASDAQ.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for evaluating and approving our plans, policies, programs, and principles with respect to corporate governance, especially as they relate to directors’ duties and responsibilities. The Corporate Governance and Nominating Committee evaluates and reports to the Board on the performance and effectiveness of the Board to facilitate the directors fulfilling their responsibilities in a manner that serves the interest of our shareholders.

The Corporate Governance and Nominating Committee is also responsible for recommending qualified candidates to the Board for election as directors of the Company, and has recommended to the Board the slate of directors that the Board proposes for election by shareholders at the annual meeting. The responsibilities of the Corporate Governance and Nominating Committee are further described in the Corporate Governance and Nominating Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Corporate Governance” page.

As of the date of this proxy statement, Paul R. Lederer (Chairman), Edgar W. Levin, Robert M. Lynch and Richard T. Riley serve on the Corporate Governance and Nominating Committee. Each member of the Corporate Governance and Nominating Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of NASDAQ.

Director Nomination Process

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for, among other matters, annually presenting to the Board a list of individuals recommended for nomination for election as directors at the annual meeting. The Corporate Governance and Nominating Committee assists the Board in identifying, interviewing and recruiting candidates as necessary for the Board. The Corporate Governance and Nominating Committee also has the authority as it deems appropriate to retain a professional search firm to identify and evaluate director candidates.

Before recommending a director, the Corporate Governance and Nominating Committee reviews his or her qualifications to determine whether the director candidate meets the qualifications described below. In the case of an incumbent director, the Corporate Governance and Nominating Committee also reviews the director’s service to the Company during the past term, including the number of Board and committee meetings attended, the quality of participation and whether the candidate continues to meet the qualifications for director as described below. After completing this evaluation, the Corporate Governance and Nominating Committee makes a formal recommendation to the full Board as to election or re-election of the candidate.

Director Qualifications. In order to be nominated for director, a director candidate must be a natural person at least eighteen (18) years of age. The Corporate Governance and Nominating Committee has not established specific education or years of business experience requirements for potential director nominees, but in general director qualifications include, among other factors, capability, availability to serve, conflicts of interest and moral character. Further, the Corporate Governance and Nominating Committee believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:

•	Experience as a Chief Executive Officer, President or principal officer of another company;

•	Senior-level experience in the automotive aftermarket or automotive parts industry generally or with companies that have similar business models;

•	Experience with overseas distribution operations; and

•	Strengths in the functional areas of finance, corporate governance, financial statement analysis, business operations and strategic planning, and mergers and acquisitions.

Additional criteria applies to directors being considered to serve on a particular committee of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand our financial statements.

The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the committee through current and former Board members, management, professional search firms (to whom we pay a fee), shareholders or other persons. The Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above, regardless of the source of the candidate referral. Although the Company does not have a formal policy with regard to consideration of diversity, the Board seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described above.

Director Candidates Nominated by Shareholders. Under our Amended and Restated By-Laws, a shareholder may nominate a person for election as a director at the next annual meeting of shareholders if the shareholder making the nomination:

•	is a shareholder of record on the date of providing the nomination notice, on the record date for the determination of the shareholders entitled to vote at the annual meeting of shareholders and at the time of the annual meeting of shareholders,

•	is entitled to vote at the annual meeting, and

•	complies with the nomination notice procedures contained in our Amended and Restated By-Laws, which are outlined below.

For a shareholder nomination notice to be timely under our Amended and Restated By-laws, it must be delivered to, or mailed and received by, the Secretary of the Company at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting. If an annual meeting was not held in the prior year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than the anniversary date of the prior year’s annual meeting, to be timely, the shareholder nomination notice must be delivered to or received by, the Secretary of our company at our principal executive officers, no earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of the scheduled annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of the scheduled annual meeting or, if the first public disclosure of the date of the scheduled annual meeting is less than one hundred (100) calendar days prior to the date of the scheduled annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of the scheduled annual meeting is first made by us. In no event will any adjournment or postponement of an annual meeting or the public disclosure of any adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a shareholder nomination notice.

The following information must be included in the shareholder nomination notice:

•	as to each person whom the shareholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of such person;

•	the principal occupation and employment of such person;

•	the number of shares of each class and series of our capital stock which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the annual meeting to disclose such ownership as of the record date);

•	such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•	all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder; and

•	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the shareholder and any “Shareholder Associated Person”, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act, referred to as “Regulation S-K,” if the shareholder making the nomination and any Shareholder Associated Person were the “registrant” for purposes of such rule and the person being nominated was a director or executive officer of such registrant;

•	as to the shareholder giving the notice:

•	the name and record address of the shareholder, as they appear on the Company’s stock ledger, and the name and address of any Shareholder Associated Person;

•	the number of shares of each class and series of our capital stock which are, directly or indirectly, owned beneficially and/or of record by the shareholder or any Shareholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired;

•	any “Derivative Instrument” directly or indirectly owned beneficially by the shareholder or any Shareholder Associated Person and any other direct or indirect right held by the shareholder or any Shareholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of our shares;

•	any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder or any Shareholder Associated Person has a right to vote any shares of any of our securities;

•	any “Short Interest” directly or indirectly held by the shareholder or any Shareholder Associated Person in any security issued by us;

•	any rights to dividends on our shares owned beneficially by the shareholder or any Shareholder Associated Person that are separated or separable from the underlying shares;

•	any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

•	any performance-related fees (other than an asset-based fee) that the shareholder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of the shareholder’s or any Shareholder Associated Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by the shareholder and any Shareholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date);

•	a description of all arrangements or understandings between the shareholder or any Shareholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is being made;

•	any material interest of the shareholder or any Shareholder Associated Person in the election of the proposed nominee, individually or in the aggregate, including any anticipated benefit to the shareholder or any Shareholder Associated Person therefrom;

•	a representation that the shareholder is a holder of record of our stock entitled to vote at the meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in the shareholder nomination notice;

•	a representation from the shareholder as to whether the shareholder or any Shareholder Associated Person intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the person proposed as a nominee and/or (ii) otherwise to solicit proxies from shareholders in support of the election of such person;

•	whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of the shareholder or Shareholder Associated Person with respect to any shares of our capital stock, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and

•	any other information relating to the shareholder and any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section and the rules and regulations promulgated thereunder).

A “Shareholder Associated Person” means with respect to any shareholder (i) any person controlling, directly or indirectly, or acting in concert with, the shareholder, (ii) any beneficial owner of our securities owned of record or beneficially by the shareholder, and (iii) any person controlling, controlled by or under common control with the Shareholder Associated Person. A “Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our securities or with a value derived in whole or in part from the value of any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise. A “Short Interest” means any contract, arrangement, understanding, relationship or otherwise pursuant to which the shareholder or any Shareholder Associated Person has the opportunity, directly or indirectly, to profit or share in any profit derived from any decrease in the value of any security issued by us.

In addition to the information required above, we may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

Under our Amended and Restated By-Laws, a shareholder is entitled to nominate a person for director at a special meeting of shareholders at which directors are to be elected if the shareholder meets the requirements set forth above and complies with the shareholder nomination notice procedures set forth above. With respect to a special meeting, the shareholder’s nomination notice must be delivered to the Secretary of our company at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of the special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of the special meeting or, if the first public disclosure made by us of the date of the special meeting is less than one hundred (100) days prior to the date of the special meeting, not later than the tenth (10th) calendar day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at the special meeting. In no event shall any adjournment or postponement of a special meeting or the public disclosure of an adjournment or postponement of a special meeting commence a new time period or extend any time period for the giving of a shareholder’s nomination notice.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 28, 2013, the Board held five meetings. The Executive Committee did not hold any meetings, the Audit Committee held four meetings, the Compensation Committee held one meeting, and the Corporate Governance and Nominating Committee held one meeting in fiscal 2013. During fiscal 2013, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the directors which were held during the period for which the director was a director, and (2) the total number of meetings held by any committees of which the director was a member during the period that the director served.

Attendance at Annual Meeting of Shareholders

It is the policy of the Board that, absent sufficient cause, all of our directors attend our annual meeting. All of our then directors attended last year’s annual meeting.

Communication with the Board of Directors

Shareholders may communicate with the Board or any individual director by sending a letter addressed to the Board or the individual director c/o Thomas J. Knoblauch, Assistant Secretary, Dorman Products, Inc. at 3400 East Walnut Street, Colmar, Pennsylvania 18915. In the letter, the shareholder must identify him or herself as a shareholder of the Company. The Assistant Secretary may require reasonable evidence that the communication is being made by or on behalf of a shareholder before the communication is transmitted to the individual director or to the Board.

Proposal I – Election of Directors

Our Amended and Restated By-Laws provide that our business shall be managed by or under the direction of a board of directors of not less than two nor more than seven directors, which number shall be fixed from time to time by such board of directors. As of the date of the annual meeting, the Board has fixed the number of directors at six. Each of the six directors shall be elected at the annual meeting for a term that expires at the next annual shareholder’s meeting. Each director shall hold office for the term for which he was elected and until his successor is elected and qualified or until his earlier death, resignation or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the six nominees named below to constitute the entire Board.

The Board has nominated the following individuals for election as director at the annual meeting: Steven L. Berman; Mathias J. Barton, Paul R. Lederer; Edgar W. Levin, Robert M. Lynch and Richard T. Riley. Each nomination for director was based upon the recommendation of our Corporate Governance and Nominating Committee and each nominee for director is a current member of the Board. All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named in the proxy intend to vote “FOR” the election of any person as may be nominated by the Board in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.

The following table sets forth certain information, as of the record date, as to each nominee for the office of director:

Name	Age	Position	Director Since

Steven L. Berman	54	Chairman of the Board, Chief Executive Officer and Secretary-Treasurer	1978
Mathias J. Barton	54	President and Director	2014
Paul R. Lederer	74	Director	1998
Edgar W. Levin	81	Director	1991
Robert M. Lynch	48	Director	2013
Richard T. Riley	57	Director	2010

The following information about our directors is based, in part, upon information supplied by such persons. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

Steven L. Berman became the Chairman of the Board and Chief Executive Officer of the Company on January 30, 2011. Additionally, Mr. Berman has served as a director of the Company since its inception in 1978 and as Secretary-Treasurer of the Company since October 24, 2007. From October 24, 2007 to January 30, 2011, Mr. Berman served as President and Secretary-Treasurer of the Company. Prior to October 24, 2007, Mr. Berman served as Executive Vice President and Secretary-Treasurer of the Company. Pursuant to the terms of our employment agreement with Mr. Berman and subject to certain exceptions described therein, if the Corporate Governance and Nominating Committee fails to nominate, re-nominate or removes Mr. Berman as a director, Mr. Berman may terminate his employment within 120 days and receive certain benefits prescribed by the employment agreement. See “Executive Compensation – Potential Payments upon Termination or Change in Control – Employment Agreement with Steven L. Berman – Employment Agreement Benefits” for a discussion of the benefits payable to Mr. Berman upon a termination of employment following the decision of the Corporate Governance and Nominating Committee not to nominate or re-nominate, or remove, Mr. Berman as a director.

Key Attributes, Experience and Skills: Mr. Berman has more than thirty years of experience in the automotive aftermarket industry and has been involved with the Company since its formation, including over 30 years in management of the Company. He has the requisite skills to serve in his executive capacities including particular skills and knowledge in marketing, finance, product development, vendor relations and strategic business management. Mr. Berman has the ability to connect industry trends, market events, strengths and weaknesses of competitors, the impact of new market entrants and the ability to define a strategic path. In addition, he has demonstrated the ability to convert a high-level strategy into an executable game plan. As a result of his positions with the Company, he also has intimate knowledge of the Company’s business, results of operations and financial condition which enables him to provide unique insights into the Company’s challenges, opportunities, risks and operations.

Mathias J. Barton has served as a director since January 2014. Mr. Barton joined the Company in November 1999 as Senior Vice President, Chief Financial Officer. He became co-President of the Company in February 2011 and President in August 2013. Prior to joining the Company, Mr. Barton was Senior Vice President and Chief Financial Officer of Central Sprinkler Corporation, a manufacturer and distributor of automatic fire sprinklers, valves and component parts. From May 1989 to September 1998, Mr. Barton was employed by Rapidforms, Inc., a manufacturer of business forms and other products, most recently as Executive Vice President and Chief Financial Officer. He is a graduate of Temple University.

Key Attributes, Experience and Skills: Mr. Barton is qualified to serve as a director of the Company based on his extensive knowledge of the Company’s business and the automotive aftermarket industry, his expertise in strategic business development and executive management, his knowledge of corporate finance, financial systems and reporting, accounting, and his integrity, energy, and leadership skills.

Paul R. Lederer has served as a director since 1998. Prior to his retirement in 1998, Mr. Lederer was the Executive Vice President of Federal-Mogul Corporation, a global manufacturer of a broad range of non-discretionary parts primarily for automobiles, light trucks, heavy trucks, and farm and construction vehicles, from February 1998 to October 1998. From November 1994 to February 1998, Mr. Lederer was President and Chief Operating Officer of Fel-Pro Incorporated, a private manufacturer of gaskets and related products for the internal combustion engine, which was acquired by Federal-Mogul in 1998. Before joining Fel-Pro, he was a consultant to several automotive parts companies. Mr. Lederer is currently a director of O’Reilly Automotive, an automotive parts distributor and retailer. Mr. Lederer has served two terms as a director of O’Reilly Automotive from April 1993 to July 1997 and was appointed again in 2001. He currently serves as O’Reilly’s lead director, a position he has held since 2002. Mr. Lederer is also a director of Maximus, Inc., a provider of program management and consultative services to state and local governments. He was a director of Proliance International, Inc. from 1995 to 2009 and a director of United Components, Inc. from 2003 to 2010.

Key Attributes, Experience and Skills: Mr. Lederer’s 20 plus years of executive experience in the automotive aftermarket industry makes him uniquely qualified to assess the Company’s strategies, goals, and objectives on behalf of its shareholders. He has a high degree of business acumen which enables him to synthesize and connect broad market trends, industry trends, and evolving customer needs.

Edgar W. Levin has served as a director since 1991. Mr. Levin has been President of Ed Levin Associates, a management consulting firm, located in Boynton Beach, FL, since 1989. Prior thereto, he was Senior Vice President of Paramount Communications, Inc., a media and entertainment company and its predecessor, Gulf & Western Industries, a large conglomerate and major manufacturer of and distributor of automotive aftermarket parts. Mr. Levin was a member of the Office of the Chairman at Paramount Communications.

Key Attributes, Experience and Skills: Mr. Levin is skilled at financial statement analysis and interpreting financial measures of performance. He is well skilled in finance, operations, mergers and acquisitions, and strategic planning. He has a thorough understanding of the market that we serve, our customers, operations, and our financial requirements.

Robert M. Lynch has served as a director since March 2013. Mr. Lynch currently serves as President, Chief Executive Officer and a director of Lumber Liquidators Holdings, Inc., a publicly traded corporation and the largest specialty retailer of hardwood flooring in North America. From January 2011 to January 2012, Mr. Lynch served as President and Chief Operating Officer of Lumber Liquidators Holdings, Inc. Prior to joining Lumber Liquidators Holdings, Inc. in January 2011, Mr. Lynch was the President and Chief Executive Officer of Orchard Supply Hardware, a member of the Sears Holdings Corporation family of companies, from 2004 to 2010. Previously, Mr. Lynch worked at The Home Depot, Inc., from 1998 to 2004, in various store operations and business development positions. Mr. Lynch has also held positions at Accenture Consulting and at Ernst & Young in the National Consumer Products & Retail Consulting Practice. Mr. Lynch began his career with Wal-Mart Stores, Inc. Mr. Lynch holds a M.B.A. from The Amos Tuck School of Business Administration at Dartmouth College and a B.S. in psychology with an emphasis on human resource management from Brigham Young University.

Key Attributes, Experience and Skills: From his business experience, Mr. Lynch acquired senior management experience, risk assessment skills, retail finance, marketing and operations expertise. Further, Mr. Lynch has developed a deep understanding of effective retail merchandising and long-term growth. From his experience as a director of a public company, Mr. Lynch gained insight, perspective and knowledge regarding the successful management of business expansion, operations and personnel.

Richard T. Riley has served as a director since March 2010. Mr. Riley served as a director of the LoJack Corporation, a publicly traded corporation and provider of tracking and recovery systems, from February 2005 until May 2013. In May 2012, Mr. Riley retired from the position of Executive Chairman of LoJack, a role held from December 2011 to May 2012. He previously served LoJack as Chairman, President, and Chief Executive Officer from May 2010 to December 2011, Executive Chairman from December 2008 to May 2010, Chairman and Chief Executive Officer from November 2006 to December 2008 and President and Chief Operating Officer from February 2005 to November 2006. Prior to joining LoJack Corporation, Mr. Riley served as an officer and director of New England Business Service, Inc., referred to as “NEBS,” then a public company listed on the New York Stock Exchange and a provider of products and services to assist small businesses manage and improve the efficiency of business operations. He served as President and Chief Operating Officer of NEBS from 2002 to 2003 and as President, Chief Executive Officer and Chief Operating Officer from 2003 to 2004. Prior to that, Mr. Riley served as a Senior Vice President of NEBS from 1998 to 2002, as President, NEBS Direct Marketing from 2001 to 2002, as President, Integrated Marketing Services from 2000 to 2001 and as President of Rapidforms, Inc. (acquired by NEBS in 1997) from 1992 to 2000. Mr. Riley served as a director of NEBS from 2002 to 2004. Mr. Riley was formerly a member of the audit practice at Arthur Andersen & Co. Mr. Riley serves as a member of the Board of Directors of VistaPrint N.V., a publicly held printing and graphic arts business, where he is Chairman of the Board and serves on both the Audit Committee and the Nominating and Corporate Governance Committee. He is also a member of the Board of Directors of Micro-Coax, Inc., a privately held manufacturer of microwave and cable products.

Key Attributes, Experience and Skills: Mr. Riley is an experienced leader in the automotive industry with a distinctive knowledge of the automotive products aftermarket. He draws his financial expertise from his experience at Arthur Andersen & Co, his service as an executive at each of LoJack and NEBS, and his service on the Audit Committees of VistaPrint and Micro-Coax. He is skilled in finance, operations, corporate governance, mergers and acquisitions and strategic planning. Mr. Riley’s financial background as a certified public accountant, including his experience at Arthur Andersen & Co., provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

The Board Recommends a Vote “FOR”

the Election of the Six Nominees listed above as Directors.

Director Compensation in Fiscal 2013

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on our Board during the fiscal year ended December 28, 2013. Directors who are our employees are not compensated for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)

Edgar W. Levin	51,500	133,350	—	107	184,957
Paul R. Lederer	51,500	133,350	—	156	185,006
Robert M. Lynch	41,000	133,350	—	—	174,350
Richard T. Riley	56,400	133,350	—	99	189,849
John F. Creamer, Jr.(4)	11,000	—	—	—	11,000

(1)	The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards of common stock granted under our 2008 Stock Option and Stock Incentive Plan during fiscal year 2013. For a discussion of valuation assumptions, see Note 12 of our Annual Report on Form 10-K for the fiscal year ended December 28, 2013. As of December 28, 2013, the aggregate number of unvested stock awards held by each of our non-employee directors was as follows: Edgar W. Levin – 11,833; Paul R. Lederer – 11,833; Robert M. Lynch 3,000; Richard T. Riley – 7,333; and John F. Creamer, Jr. – 0.
(2)	No stock option grants were made as compensation for director services in fiscal 2013. As of December 28, 2013, the aggregate number of option awards held by each of our non-employee directors was as follows: Edgar W. Levin – 0; Paul R. Lederer – 0; Robert M. Lynch – 0; Richard T. Riley – 0; and John F. Creamer, Jr. – 0.
(3)	On December 28, 2012, we paid a cash dividend to all common stock holders of record on December 17, 2012 of $1.50 for each share of common stock outstanding. With respect to unvested stock awards, we credit the dividends payable on account of each stock award but do not pay such dividends until the stock award vests (at which point the dividends are paid along with accrued interest). The credited dividends are held by the Company for the account of the holder of the unvested stock award. At the end of each fiscal year (or portion thereof, as applicable), interest is credited on the amount of each holder’s account at the beginning of the fiscal year at a rate of 1.2% per annum. The “All Other Compensation” column represents the interest accrued during the fiscal year ended December 28, 2013 on the dividends credited to unvested stock awards held by each of our non-employee directors.
(4)	John F. Creamer, Jr. retired from the Board on March 8, 2013.

During fiscal 2013, each of our non-employee directors received an annual retainer of $37,500 plus $1,500 for each Board meeting attended and $1,000 for each committee meeting attended, including telephone and in-person meetings. The Chairman of the Audit Committee received an additional $1,350 for each Audit Committee meeting attended. The Chairman of the Compensation Committee and Corporate Governance and Nominating Committee received an additional $500 for each committee meeting attended. Directors were eligible for participation in the 2008 Stock Option and Stock Incentive Plan.

In fiscal 2013, the Compensation Committee engaged Pay Governance, LLC, a compensation consultant, to review the fiscal 2014 compensation program for the directors of the Company. For services rendered in fiscal 2014, each of our non-employee directors will receive an annual retainer of $38,000 plus $2,000 for each Board meeting attended and $1,000 for each committee meeting attended, including telephone and in-person meetings. The Chairman of the Audit Committee, the Chairman of the Compensation Committee, and the Chairman of the Corporate Governance and Nominating Committee will each receive an additional annual retainer of $7,500. In addition, beginning in fiscal 2014, each of our non-employee directors will receive an annual grant of restricted shares equivalent to $60,000.

Executive Compensation

Compensation Discussion and Analysis

The following discussion provides an analysis of our compensation program for the executive officers named in the Summary Compensation Table below and discusses the material factors involved in our decisions regarding the compensation of the following named executive officers:

•	Steven L. Berman, our Chairman of the Board, Chief Executive Officer and Secretary-Treasurer;

•	Mathias J. Barton, our President;

•	Jeffrey L. Darby, our Senior Vice President, Sales and Marketing;

•	Michael B. Kealey, our Senior Vice President, Product;

•	Matthew Kohnke, our Chief Financial Officer; and

•	Joseph M. Beretta, our former co-President. Mr. Beretta resigned from the Company effective August 30, 2013.

The following discussion cross-references those specific tabular and narrative disclosures that appear following this subsection where appropriate. You should read this Compensation Discussion and Analysis in conjunction with such tabular and narrative disclosures.

2013 Performance Summary

We are committed to pay for performance. Our executive compensation program is designed to support our business goals and promote profitable growth of the company and growth in shareholder value. Total compensation for each named executive officer varies with individual performance and the Company’s performance in achieving financial and non-financial objectives.

Over the past several years, we invested significantly in our business, including investments in products and people. In fiscal 2013, we benefited from those investments, achieving more than $664 million in net sales and reporting the most profitable year in the Company’s history. Net sales increased 16% in fiscal 2013 compared to fiscal 2012, our income from continuing operations increased by 23% from fiscal 2012, and diluted earnings per share from continuing operations increased by 23% from fiscal 2012.

	Fiscal 2013 ($ in millions except for per share amounts)	Fiscal 2012 ($ in millions except for per share amounts)	Change (%)
Net Sales	664.5	570.4	16

Income from continuing operations	81.9	66.4	23

Income from discontinued operations	—	4.6	nm

Net Income	81.9	71.0	15

Diluted Earnings Per Share

Income from continuing operations	2.24	1.82	23
Income from discontinued operations	—	0.12	nm

Net income	2.24	1.94	15

Our favorable financial and operational results are reflected in our executive compensation for 2013. Our executive compensation advances our goals of recruitment and retention, and promotes both short-term and long-term performance of our executive officers. For further discussion of our financial performance for the fiscal year ended December 28, 2013, please see “Part II – Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 28, 2013.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as long-term growth and profitability of the Company which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:

•	To align the interests of our named executive officers with those of our shareholders by tying a significant portion of compensation to the Company’s financial performance;

•	To link a portion of compensation to the achievement of our annual and long-term financial and other goals;

•	To compensate the Company’s named executive officers in a manner that reflects their experience, responsibilities and contributions to the annual and long-term growth and development of the Company and to retain the services of the executive officers that successfully contribute to our annual and long-term goals;

•	To encourage experienced, talented executives to join the Company; and

•	To motivate our executives to continue to provide excellent performance year after year.

We believe that our program focuses management’s attention on achieving both annual performance targets and profitable growth over a longer time period as established by the Board.

We believe it is important that our executive compensation program be competitive and attractive when compared to the compensation programs of peers within our industry with which we compete for executive talent. We must be able to attract and retain skillful and knowledgeable management to manage the Company and poise the Company for future growth while at the same time being mindful of our responsibility to shareholders to control costs. Our compensation philosophy reflects a commitment to compensate executives competitively with other companies in the industry while rewarding specific executives for achieving levels of operational excellence and financial returns that ensure positive short and long-term business performance and continual growth in shareholder value.

We believe that total amounts of compensation should generally reflect an executive’s experience, skill, knowledge, responsibility and individual contributions to the overall success of the Company. Amounts should typically increase with increases in an executive’s functional role and his or her ability to affect our performance results. As position and responsibility increase within the Company, a greater portion of the executive’s total compensation becomes performance-based pay contingent upon the achievement of performance objectives established by the Compensation Committee.

We believe that equity compensation is an excellent way to encourage our executive officers to act in the best interests of our shareholders and to create an environment of shared risk between our named executive officers and our shareholders. Historically, we have provided our named executive officers with equity awards in connection with our new hire process and for promotions. Going forward, it is our intent to provide our named executive officers with performance-based equity awards.

We have entered into an employment agreement with our Chief Executive Officer to retain his services and provide him with compensation that reflects his overall experience, position and responsibilities, and expected contributions. Since we do not have employment agreements with our other named executive officers, we have agreed to severance arrangements with certain of such executives to encourage them to remain in our employ and permit such individuals to remain focused on the Company’s strategic business objectives during the course of their employment by providing some relief from concerns related to job security.

Determining Executive Compensation

As outlined in the Compensation Committee Charter, the Compensation Committee is responsible for annually reviewing and approving executive compensation. The Compensation Committee annually reviews and approves the compensation of our Chief Executive Officer (subject to the terms of his employment agreement) and the compensation of our other executive officers. The Compensation Committee works together with management to establish strategic plans and business performance targets and objectives against which management will be measured for each fiscal year. Following completion of this process, the Compensation Committee reviews and approves the corporate goals and objectives used to compensate the Chief Executive Officer and evaluates his performance in light of those goals and objectives. With respect to the other executive officers’ compensation, the Chief Executive Officer provides the Compensation Committee with his evaluation of the performance of each of the other executive officers, and recommends increases in salary as well as bonus levels, and the amount of equity awards (if any) for consideration by the Compensation Committee.

The Compensation Committee approves participation in and all awards, grants and related actions under our equity plans to our Chief Executive Officer and our other executive officers. The Compensation Committee also approves profit sharing that is contributed to the 401(k) Retirement Plan, administers the Dorman Products, Inc. Non-Qualified Deferred Compensation Plan, referred to as the “Non-Qualified Deferred Compensation Plan,” and the Dorman Products, Inc. Executive Cash Bonus Plan, referred to as the “Executive Cash Bonus Plan,” and will certify payments to participants under the plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the “Code.” In addition, the Compensation Committee also reviews and approves and, where appropriate, recommends to the Board for its approval, any executive employment agreements, severance arrangements, change in control arrangements, and any special or supplemental benefits for the Chief Executive Officer and other executive officers, in each case as, when, and if appropriate.

Role of Our Compensation Consultant

The Compensation Committee has the authority under its charter to retain compensation consultants to assist it in determining compensation. In setting executive compensation for fiscal 2013, the Compensation Committee engaged Pay Governance LLC, an independent compensation consultant, to perform a market-based analysis of our executive compensation and to provide advice regarding compensation practices for our executives. In conducting this analysis, Pay Governance:

•	interviewed key members of the management team to gain an understanding of our business and structure;

•	developed an industry peer group of comparable companies, referred to as the “Peer Companies” (see table below);

•	compiled appropriate survey sources;

•	gathered and analyzed competitive compensation data from both surveys and the most recent proxy statements for the Peer Companies; and

•	identified competitive compensation rates for each position.

Pay Governance LLC does not provide any services to the Company other than advice for the Compensation Committee regarding executive and director compensation. The Compensation Committee has assessed the independence of Pay Governance LLC pursuant to SEC rules and concluded that no conflict of interest exists.

Competitive Market Pay Information

In December 2012, the Compensation Committee, with the assistance of Pay Governance, conducted a comprehensive review of our executive compensation to ensure that we are paying our executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to our operations and provide incentives to achieve our business objectives.

In order to assess our executive compensation, the Compensation Committee, with the assistance of Pay Governance, reviewed competitive compensation data from Watson Wyatt’s 2011 General Industry Top Management Compensation Survey. The Watson Wyatt Survey contains data from over 636 companies from a wide variety of industries and includes a sample of firms comparable to the Company in terms of revenue and industry.

In addition, the Compensation Committee, with the assistance of Pay Governance, conducted a formal review of the compensation of our executive officers as compared to the compensation of executives at the Peer Companies in the table below:

Drew Industries, Inc.	Shiloh Industries Inc.

Fuel Systems Solutions, Inc.	Spartan Motors Inc.

Gentex Inc.	Standard Motor Products Inc.

LKQ Corp.	Stoneridge Inc.

LoJack Corp.	Strattec Security Corp.

Motor Car Parts of America, Inc.	Superior Industries International, Inc.

The Peer Companies for 2013 was expanded from 2012 to include Drew Industries, Inc., Fuel Systems Solutions, Inc., Gentex Inc., Shiloh Industries Inc., Spartan Motors Inc., Stoneridge Inc., Strattec Security Corp., and Superior Industries International, Inc. These companies were included at the recommendation of Pay Governance after determining that the revenues, market capitalization, and industry of each company were comparable to that of the Company.

The Compensation Committee believes that the Watson Wyatt Survey and the compensation data related to companies in our Peer Companies constituted appropriate guidelines for it to compare proposed pay levels for our named executive officers with those of other companies. The purpose of using this data was to assist the Compensation Committee in assessing whether our proposed executive compensation was competitive. The Compensation Committee considered these data only as a guidepost to their evaluation of proposed compensation amounts, and there was no mandate that any actual compensation paid must fall within any set range. Our Compensation Committee and the Board believe that using the market comparative data in this manner is useful in establishing an appropriate and competitive compensation structure. However, market comparative data is not the sole benchmark used to set compensation for our executive officers. Total compensation of our executive officers, including our Chief Executive Officer, is determined after reviewing the executive’s performance, long-term potential, responsibilities, and experience within the context of the market data. In addition to these factors, we also considered internal comparisons of pay within the executive group.

Based, in part, on the comparative market information reviewed with Pay Governance, the Compensation Committee decided to modify the incentive compensation component of our executive compensation program for fiscal 2013. See “– The Components of the Executive Compensation Program – Performance-Based Bonuses” for a discussion of the fiscal 2013 awards under the Company’s Executive Cash Bonus Plan. The Compensation Committee believed that our executive compensation program for fiscal 2012 did not sufficiently differentiate between executive levels within the executive group. As an example, for fiscal 2012 our Co-Presidents (Messrs. Barton and Beretta) received the same long-term growth bonus as Mr. Steven Berman, our Chief Executive Officer (for fiscal 2012, each of Messrs. Berman, Barton, and Beretta were awarded a growth bonus of $150,000). In addition, the maximum long-term growth bonus amount that could be paid to Messrs. Berman, Barton, and Beretta in fiscal 2012 was $150,000; an amount that the Compensation Committee believes did not sufficiently reward our executives for the successful achievement of our long-term financial objectives.

The Compensation Committee believes that the fiscal 2013 awards under the Company’s Executive Cash Bonus Plan, which more clearly differentiates between executive levels and properly rewards our executives for the achievement of our financial objectives, is more competitive when considering each executive’s level of responsibility and contribution to the Company and provides the Company with a greater ability to motivate and retain executive talent whose abilities and leadership skills are critical to the Company’s long-term success.

Say-on-Pay

At the 2011 annual meeting, we held a shareholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our shareholders approved the compensation of our named executive officers at the 2011 annual meeting, with an overwhelming majority of shareholder votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices and talent needs for 2013, we were mindful of the strong support our shareholders expressed for our pay for performance compensation philosophy. As a result, following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our general approach to executive compensation. Our executive compensation for fiscal 2013 reflects our favorable financial and operational performance and advances our goals of recruitment and retention, and promotes both short-term and long-term performance of our executive officers.

The Components of the Executive Compensation Program

For fiscal 2013, elements of compensation for our executives include the following components:

•	base salary;

•	an annual performance-based cash award and a long-term performance-based award under our Executive Cash Bonus Plan and a discretionary bonus;

•	periodic equity incentive awards in the form of stock options and restricted stock awards; and

•	other compensation, including participation in our 401(k) Retirement Plan, our Non-Qualified Deferred Compensation Plan, perquisites and other personal benefits, and post-employment compensation.

In setting compensation levels, we consider, among other things, the financial performance of the Company; the executive’s individual job performance; the responsibilities, experience and long-term potential of the executive; historical compensation amounts; competitive pay practices generally; relative compensation levels among our senior management team; and general economic conditions.

Base Salary. Base salary reflects amounts paid during the year to our executive officers as direct compensation for their services to the Company as well as to reward each executive officer for their individual performance and to encourage them to higher levels of performance. We also use our base salary to attract and retain top quality executives and other managers from other companies. Base salaries and increases to base salaries recognize the overall experience, position, responsibility and expected contributions of the executive.

The Compensation Committee establishes and approves annual base salaries for all of the executive officers of the Company, other than those set by agreement, taking into consideration, among other things, the recommendations of the Chief Executive Officer. The base salary of our Chief Executive Officer is set pursuant to his employment agreement and may be increased, but not decreased, over the term of the agreement in the discretion of the Compensation Committee. Base salaries of the other named executive officers, as well as annual salary adjustments for Mr. Berman, are set annually at levels that we determine adequately reward and retain capable executives, including without targeting any specific quartile of any compensation survey data for total compensation or any component of total compensation. In establishing base salary of our executive officers, as well as annual adjustment for Mr. Berman, we considered individual performance, the importance of, and skills required in, the executive officer’s position, and total amount of experience.

We intend that overall compensation, including base salary and bonus, to reflect the performance of each individual executive over time, as well as their contribution to the Company’s annual results and long- term initiatives. In December 2012, the Compensation Committee determined to modestly increase the base salaries of our named executive officers for 2013 by 3.0%.

For fiscal 2013 (effective December 30, 2012) our Compensation Committee authorized the following base salaries for our named executive officers:

Name	Base Salary($)
Steven L. Berman	596,489

Mathias J. Barton	346,419	(1)

Jeffrey L. Darby	278,100	(2)

Michael B. Kealey	278,100	(2)

Mathew Kohnke	220,000

Joseph M. Beretta	323,217	(3)

(1)	In August 2013, Mr. Mathias Barton received an increase in base salary of 15.6%. Mr. Barton’s salary increase was a result of his promotion to President and to reward his high level of performance. Mr. Barton’s new annual base salary, which became effective on August 5, 2013, is $400,000.
(2)	In August 2013, Messrs. Darby and Kealey received an increase in base salary of 8%. Mr. Darby’s and Mr. Kealey’s increases were effected to reward their high level of performance and bring their compensation to a level the Compensation Committee felt was commensurate with their skills and experience. Mr. Darby’s new annual base salary, which became effective on August 5, 2013, is $300,000. Mr. Kealey’s new annual base salary, which became effective on August 5, 2013, is $300,000.
(3)	Mr. Beretta resigned from the Company effective August 30, 2013.

Performance-Based Bonuses. We use performance-based bonuses to reward eligible employees at the manager level and above, including our executive officers, for our financial performance. The bonuses are intended to connect compensation to the achievement of our annual and long-term financial performance objectives.

In December 2009, our Board unanimously approved the Executive Cash Bonus Plan, which provides for incentive payments to executives who may be impacted by Section 162(m) of the Code. Our Executive Cash Bonus Plan, including the business criteria upon which performance measures are based, was approved by our shareholders on May 20, 2010. The Board of Directors recently approved updated material terms of the performance goals under the Executive Cash Bonus Plan, which terms would be applicable to future awards. Shareholders are being asked to approve such updated material terms at the annual meeting. See “Proposal III – Approval of Material Terms of the Performance Goals under the Company’s Executive Cash Bonus Plan and the Company’s 2008 Stock Option and Stock Incentive Plan.”

Our Executive Cash Bonus Plan is designed to provide a direct link between performance and compensation for our top executives. Additionally, the plan is intended to qualify certain components of compensation paid to these executives for tax deductibility under Section 162(m) of the Code. The Executive Cash Bonus Plan replaced our existing executive bonus plan for executives beginning with fiscal year 2010 and automatically renews upon the beginning of each fiscal year unless terminated by the Compensation Committee. Under the terms of his employment agreement, Mr. Berman, our Chairman of the Board, Chief Executive Officer and Secretary-Treasurer, is automatically eligible to participate in the Executive Cash Bonus Plan. For fiscal 2013, each of Messrs. Berman, Barton, Darby, Kealey and Kohnke participated in our Executive Cash Bonus Plan. The maximum aggregate bonus amount that may be paid in any single year to any participant under the Executive Cash Bonus Plan is $2,000,000.

Section 162(m) generally disallows a federal income tax deduction to any publicly held corporation for non-performance-based compensation paid in excess of $1,000,000 in any taxable year to the Chief Executive Officer or certain other highly compensated executive officers. We intend to structure awards under the Executive Cash Bonus Plan so that compensation under the plan will be qualified as “performance-based compensation” eligible for continued deductibility.

The awards for fiscal 2013 under the Executive Cash Bonus Plan had two components: (i) an annual performance-based cash award based on our fiscal 2013 growth in adjusted pre-tax income, referred to as the “annual cash bonus”; and (ii) a long-term performance-based award based on the compounded growth of our fiscal 2013 adjusted pre-tax income when compared to our fiscal 2010 adjusted pre-tax income, referred to as the “long-term bonus.” For purposes of this bonus plan “adjusted pre-tax income” means the Company’s consolidated pre-tax income before executive bonus expense and before “unusual items.” “Unusual items” include all non-recurring items generally excluded from earnings per share and EBITDA by institutional investors or analysts when evaluating the Company’s performance, such as one-time gains from asset sales, litigation charges or recoveries, impairment charges, and restructuring charges, but including normal provisions for slow moving and obsolete inventory and accounts receivable. As it relates to adjustments for unusual items, (i) there was no adjustment to fiscal 2013 pre-tax income for one-time or unusual items, (ii) fiscal 2012 pre-tax income was adjusted for $0.8 million of reductions of previously recognized inventory reserves which were included in the Company’s costs of goods sold and resulted from our decision to exit the international portion of our Scan Tech business, and (iii) there was no adjustment to 2010 pre-tax income for one time or unusual items. The Compensation Committee believes that basing performance on adjusted pre-tax income focuses management’s attention on revenue growth, profitability and increasing market share which are key drivers in building shareholder value.

For fiscal 2013, with respect to the annual cash bonus, the amount of bonus paid to each named executive officer was computed by multiplying the named executive officer’s annual base salary for the fiscal 2013 by the Annual Bonus Percentage. For purposes of the annual cash bonus, the Annual Bonus Percentage was equal to the annual cash bonus factor for each executive level set forth in the table below multiplied by the percentage growth in adjusted pre-tax income for fiscal 2013 compared to fiscal 2012.

Executive Level	Applicable Factors
CEO	5

President	4

Senior Vice President	2

For fiscal 2013, with respect to the long-term bonus, (i) the cash value of the bonuses paid to Messrs. Berman and Barton were computed by multiplying such executive officer’s annual base salary for fiscal 2013 by the Three Year Bonus Percentage, and (ii) the cash value of the bonuses paid to Messrs. Darby, Kealey and Kohnke were equal to two-thirds of the amount computed by multiplying such executive officer’s annual base salary for fiscal 2013 by the Three Year Bonus Percentage. For purposes of the long-term bonus, the Three Year Bonus Percentage was equal to the applicable long-term bonus factor for each executive level set forth in the table below multiplied by the percentage in compounded growth of the Company’s fiscal 2013 adjusted pre-tax income when compared to the Company’s fiscal 2010 adjusted pre-tax income.

Executive Level	Applicable Factors
CEO	5

President	4

Senior Vice President	1.5

The long-term bonus was payable in cash or equity (pursuant to the Company’s 2008 Stock Option and Stock Incentive Plan) at the discretion of the Compensation Committee.

The Compensation Committee has the right to reduce (but not increase) awards issued under the Executive Cash Bonus Plan in its discretion, even if the performance measures have been attained. For fiscal 2013, the Compensation Committee awarded annual cash bonuses of $694,569, $343,502, $133,781, $133,781 and $102,470 to each of Messrs. Berman, Barton, Darby, Kealey, and Kohnke, respectively. For fiscal 2013, the Compensation Committee awarded long-term bonuses of $558,099, $276,010, $53,748, $53,748 and $41,168 to each of Messrs. Berman, Barton, Darby, Kealey and Kohnke respectively. Such annual cash bonuses and long-term bonuses for fiscal 2013 were paid in cash in the first quarter of fiscal 2014. The bonus awards resulted from our positive growth in fiscal 2013 adjusted pre-tax income of 23.3% and a compounded annual growth rate for fiscal 2013 adjusted pre-tax income over fiscal 2010 adjusted pre-tax income of 18.7%.

Discretionary Cash Bonuses. In addition to the performance-based bonuses described above, the Compensation Committee has the authority to award discretionary cash bonuses. This type of bonus is used to reward executive officers for exemplary performance during the year and to attract and recruit qualified candidates. The Compensation Committee considers the following factors in determining the amount of discretionary bonus payable to an executive officer: the Company’s overall performance in light of economic conditions experienced during the fiscal year, the executive’s contribution to the Company’s annual and long-term strategic objectives, including maximizing shareholder value, the quality of the executive’s work, and the general success of the Company, as well as, the officer’s contribution to specific strategic initiatives as may be measured in ways different from the performance criteria identified above. Discretionary bonus amounts are paid in the first quarter of the year following the year in which the bonus was earned. For fiscal 2013, the Compensation Committee awarded discretionary bonuses of $26,847, $26,847 and $20,584 to each of Messrs. Darby, Kealey, and Kohnke, respectively.

Equity Awards. Compensation may be awarded to our executive officers in the form of equity-based awards. Equity awards, which are issued pursuant to our 2008 Stock Option and Stock Incentive Plan, can focus our executive officers on our key long-term financial and strategic objectives and encourage them to take into account our and our shareholders’ long-term interests through ownership of our common stock. Awards made under our 2008 Stock Option and Stock Incentive Plan recognize an executive’s contribution to our overall corporate performance and provide a financial incentive to them to achieve our long-term goals.

Our 2008 Stock Option and Stock Incentive Plan is designed to provide the Compensation Committee the flexibility to award long-term equity compensation incentives from several types of equity-based awards, including stock appreciation rights, restricted stock and stock options. From time to time, we have provided our executive officers with long-term incentives in the form of incentive or non-qualified stock options and grants of restricted stock, which awards typically vest over a five year period, provided the officer remains employed by the Company. The time-vesting element of the equity awards is structured as an incentive for continued employment and to align the interest of our officers with those of shareholders.

Historically, we have provided our executive officers with equity awards in connection with new hires and promotions. Although we have not established specific target awards governing the receipt, timing or size of such awards, we customarily make equity grants on or soon after the initial date of hire or date of promotion. As such equity awards are intended as an incentive for employment, the amount of each equity award may vary from executive to executive depending on the particular circumstances. Typically, the amount of the equity award is based upon, among other things, the experience, expertise and responsibility of each executive officer, the financial performance of the Company and such other factors as deemed appropriate, consistent with our previously described compensation philosophy. In addition, with respect to new hires, an initial grant made on or soon after the date of hire serves to help recruit new executives. Amounts earned as restricted stock equity awards by the named executive officers are included in the Summary Compensation Table under the column heading “Stock Awards.” In fiscal 2013, we did not issue stock options to our named executive officers. Going forward, it is our intent to provide our named executive officers with performance-based equity awards. The Board of Directors recently approved updated material terms of the performance goals under the 2008 Stock Option and Stock Incentive Plan, which terms would be applicable to future awards. Shareholders are being asked to approve such updated material terms at the annual meeting. See “Proposal III – Approval of Material Terms of the Performance Goals under the Company’s Executive Cash Bonus Plan and the Company’s 2008 Stock Option and Stock Incentive Plan.”

401(k) Retirement Plan. All of our employees, including our executive officers, are entitled to participate in the Company’s 401(k) Retirement Plan and to receive a portion of the Company’s voluntary contribution in either cash or shares of the Company’s common stock in accordance with the terms of the 401(k) Retirement Plan. We offer the 401(k) Retirement Plan, including the Company’s voluntary contribution, to enhance our ability to attract and retain talented executives and other key employees and to encourage them to systematically save for retirement.

The 401(k) Retirement Plan is administered by a third-party administrator and is available to all employees once they satisfy certain age and service requirements. Individual accounts are maintained for the cash contributions made on behalf of each eligible employee and each eligible employee has a choice of investment options from among a variety of mutual funds and professionally managed accounts as to the contributions to the account. There are two types of contributions to the 401(k) Retirement Plan: (1) voluntary employee contributions which we deduct from each participating employee’s compensation (subject to certain limits established by law); and (2) a company discretionary contribution made in cash, common stock or a combination thereof, which is determined by multiplying the percentage approved by the Compensation Committee by the employee’s annual compensation.

Benefits are payable at age 65 (normal retirement), total disability, death, or upon early employment termination. There are vesting requirements for our contributions, but not for the officer’s voluntary contributions. The vesting schedule provides for twenty percent vesting each year after one year of service, with one hundred percent vesting at six years or more.

For the fiscal year 2013, we contributed an amount equal to four percent of each eligible officer’s annual compensation (with certain limitations to highly compensated employees). Our contribution was funded entirely in cash.

Non-Qualified Deferred Compensation Plan. On January 25, 2011, our Compensation Committee approved a Non-Qualified Deferred Compensation Plan. All of our executive officers are eligible to participate in the Non-Qualified Deferred Compensation Plan. Our Non-Qualified Deferred Compensation Plan is intended to benefit a select group of our highly compensated contributors who are key to our future success and to help attract and retain management talent going forward. Our Non-Qualified Deferred Compensation Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). This Non-Qualified Deferred Compensation Plan is intended to comply with Section 409A of the Code.

Under our Non-Qualified Deferred Compensation Plan, a participant may contribute, on a tax deferred basis, 25% of his base salary and 90% of his bonus annually. A participant’s account is notionally invested in one or more investment funds and the value of the account is determined with respect to such investment allocations. The minimum deferral period is two years for in-service accounts. Each participant is 100% vested in all of his deferred contributions plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to 5 years depending upon the participant’s balance, upon the occurrence of the following events: (i) the first day of the seventh month after separation of employment, (ii) as elected after a minimum deferral period, (iii) death, (iv) disability (as defined by Section 409A of the Code), or (v) the occurrence of an “unforeseen emergency” as defined in the Non-Qualified Deferred Compensation Plan. Although the Non-Qualified Deferred Compensation Plan permits discretionary employer contributions, we have not yet made a contribution to the plan.

In order for our Non-Qualified Deferred Compensation Plan to comply with the applicable requirements of the Code, amounts deferred by our executive officers must remain as employer assets, subject to the claims of the general creditors in the event of bankruptcy or forced liquidation of the Company.

Agreements with Named Executive Officers. In April 2008, we entered into an employment agreement with Mr. Berman in order to provide further stability and continuity in the management of our company. In negotiating the employment agreement with Mr. Berman, the Compensation Committee analyzed the terms of employment arrangements for comparable executives employed by other publicly held companies. The committee also considered Mr. Berman’s responsibilities and contributions to our strategic business development, as well as our aggregate potential obligations under the agreement, including payments upon termination of employment. See “– Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables” for a discussion of the employment agreement with Mr. Berman. In addition to the employment agreement with Mr. Berman, we have agreed to provide Mr. Barton with six months’ salary continuation in the event of a termination of employment without “cause,” as determined by the Compensation Committee, and we have agreed to provide Mr. Darby, in the event of Mr. Darby’s termination for events outside of Mr. Darby’s control, with a severance payment equal to 50% of his then current base salary per month for the twelve consecutive months following his last day of employment.

Post-Employment and Change in Control Benefits. Under the employment agreement with Mr. Berman and the severance arrangements with Messrs. Barton and Darby, severance payments provided by us include a salary continuation component over a specified term. In addition, the employment agreement with Mr. Berman provides for annual cash payments in the amount of $150,000 in lieu of annual bonuses for the remainder of the term and continued medical, dental, vision and hospitalization insurance benefits. Severance benefits may also include the accelerated vesting of stock options and restricted stock awards. The severance arrangement with Mr. Barton provides for severance payments upon any termination of employment other than for “cause,” as determined by the Compensation Committee. The severance arrangement with Mr. Darby provides for severance payments in the event of termination for events outside of his control.

Generally speaking, we provide severance to our executives to give them financial security in the event they suffer an involuntary termination other than for cause. The payment of the severance benefits is linked to our compensation philosophy of encouraging the retention of our executives that successfully contribute to our annual and long-term goals.

The employment agreement with Mr. Berman provides for severance benefits pursuant to a “modified single trigger” in the event of a change in control of our company; that is, the executive is entitled to the severance benefits for any termination within 12 months following a “Change in Control,” as defined in the employment agreement, other than for death, “Disability” or “Cause,” as such terms are defined in the employment agreement. We believe that a “modified single trigger” change in control provision (i) provides a powerful retention device during change in control discussions, and (ii) ensures Mr. Berman is not deprived of the benefits earned or reasonably expected to be received if there was no change in control. See “– Potential Payments upon Termination or Change in Control” for a summary of the termination provisions in the employment agreement with Mr. Berman.

Mr. Beretta resigned from the Company effective August 30, 2013. In connection with such resignation, we and Mr. Beretta entered into a General Release and Waiver Agreement which provided that we would pay (i) Mr. Beretta severance payments totaling $450,000 in 39 equal installments during the period beginning on September 2, 2013 and ending 18 months thereafter; and (ii) Mr. Beretta’s COBRA coverage expenses during the first 12 months of the 18 month severance period.

Perquisites and other Benefits. We annually review the perquisites that our executive officers receive. All members of senior management, including our executive officers, are eligible to participate in the Company’s other benefits plans on the same terms as our other employees, which plans include medical, dental and life insurance. Relocation benefits are generally reimbursed pursuant to our relocation benefits policy but may be individually negotiated on an as needed basis. Messrs. Kealey and Darby each receive an automobile allowance of $9,000 annually.

Compensation Committee Report

The information contained in this Compensation Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.

The Compensation Committee met with management and reviewed and discussed with management the Compensation Discussion and Analysis. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of the Company for the fiscal year ended December 28, 2013.

Compensation Committee

Edgar W. Levin, Chairman	Paul R. Lederer

Richard T. Riley	Robert M. Lynch

Summary Compensation Table for Fiscal 2013

The following table sets forth summary information relating to all compensation awarded to, earned by or paid to the following individuals, collectively referred to as our “named executive officers,” for all services rendered in all capacities to us and our subsidiaries during the fiscal years noted below:

•	our principal executive officer;

•	our principal financial officer;

•	our three most highly compensated executive officers whose total compensation for the fiscal year ended December 28, 2013 exceeded $100,000; and

•	our former co-president.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)(6)	Total ($)

Steven L. Berman Chairman of the Board, Chief Executive Officer and Secretary-Treasurer	2013 2012 2011	596,489 579,115 562,248	— 400,000 250,000	— — —	1,252,668 346,969 288,506	10,000 10,000 22,000	1,859,157 1,336,084 1,122,754

Mathias J. Barton President	2013 2012 2011	368,745 336,329 326,533	— 100,000 100,000	— — 776,000	619,512 256,060 224,580	10,428 64,002 16,000	998,685 756,391 1,443,113

Jeffrey L. Darby Senior Vice President, Sales and Marketing	2013 2012	287,225 270,000	26,847 146,208	— —	187,529 —	19,106 31,000	520,707 447,208

Michael B. Kealey Senior Vice President, Product	2013	287,225	26,847	77,040	187,529	19,106	597,747

Mathew Kohnke Chief Financial Officer	2013 2012 2011	220,000 200,000 190,000	20,584 108,303 50,424	— — 194,000	143,638 — —	8,906 20,000 7,600	393,128 328,303 442,024

Joseph M. Beretta Former Co-President	2013 2012 2011	229,619 313,803 304,663	— 100,000 100,000	— — 776,000	— 256,060 224,580	477,254 65,502 17,500	706,873 735,365 1,422,743

(1)	Mr. Beretta resigned from the Company effective August 30, 2013. Effective August 30, 2013, Mr. Barton, our then Co-President, was appointed President of the Company.
(2)	Represents the payment of discretionary bonuses paid in 2014 for 2013 performance, paid in 2013 for 2012 performance and paid in 2012 for 2011 performance.
(3)	The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards of common stock granted under our 2008 Stock Option and Stock Incentive Plan during fiscal 2013 and fiscal 2011. For a discussion of valuation assumptions, see Note 12 of our Annual Report on Form 10-K for the fiscal year ended December 28, 2013.

(4)	Represents cash bonuses under our Executive Cash Bonus Plan paid in 2014 for 2013 performance, to be paid in 2014 and paid in 2013 for 2012 performance and paid in 2013 and 2012 for 2011 performance. Unless otherwise approved by the Compensation Committee, our executive officers must be employed full-time on the scheduled date of payment of any portion of any bonus amount under the Executive Cash Bonus Plan to receive such amount. Upon his termination of employment with the Company, Mr. Beretta forfeited $96,234 of the amount reported in 2012 as non-equity incentive compensation under the Executive Cash Bonus Plan.
(5)	The “All Other Compensation” column for the fiscal year ended December 28, 2013 includes the amounts set forth in footnote (6) below and the following compensation items: (i) for Mr. Berman, $10,000 in employer contributions to the 401(k) Retirement Plan; (ii) for Mr. Barton, $10,000 in employer contributions to the 401(k) Retirement Plan; (iii) for Mr. Darby, $9,000 in annual automobile allowance and $10,000 in employer contributions to the 401(k) Retirement Plan; (iv) for Mr. Kealey $9,000 in annual automobile allowance and $10,000 in employer contributions to the 401(k) Retirement Plan; (v) for Mr. Kohnke, $8,800 in employer contributions to the 401(k) Retirement Plan; and (vi) for Mr. Beretta, $98,057 in severance payments and COBRA payments, $369,197 in accrued severance and COBRA payments which will be paid in the future and are contingent upon Mr. Beretta complying with the terms of his General Release and Waiver Agreement, and $10,000 in employer contributions to the 401(k) Retirement Plan.
(6)	On December 28, 2012, we paid a cash dividend to all common stock holders of record on December 17, 2012 of $1.50 for each share of common stock outstanding. With respect to unvested stock awards, we credit the dividends payable on account of each stock award but do not pay such dividends until the stock award vests (at which point the dividends are paid along with accrued interest). The credited dividends are held by the Company for the account of the holder of the unvested stock award. At the end of each fiscal year (or portion thereof, as applicable), interest is credited on the amount of each holder’s account at the beginning of the fiscal year at a rate of 1.2% per annum. The “All Other Compensation” column includes the interest accrued during the fiscal year ended December 28, 2013 on the dividends credited to unvested stock awards held by each of the following named executive officers: (i) Mr. Barton – $428; (ii) Mr. Darby – $106; (iii) Mr. Kealey $106; (iv) Mr. Kohnke – $106; and (v) we accrued no interest for Mr. Beretta in fiscal 2013.

Grants of Plan-Based Awards in Fiscal Year Ended December 28, 2013

The following table sets forth information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 28, 2013.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and
		Threshold ($)	Target ($)		Maximum ($)(2)	or Units (#)(3)	Option Awards(4)
Steven L. Berman	—	—	1,252,668	(1)	2,000,000	—	—
Mathias J. Barton	—	—	619,512	(1)	2,000,000	—	—
Jeffrey L. Darby	—	—	187,529	(1)	2,000,000	—	—
Michael B. Kealey	—	—	187,529	(1)	2,000,000	—	—
	8/13/2013	—	—		—	1,500	77,040
Mathew S. Kohnke	—	—	143,638	(1)	2,000,000	—	—
Joseph M. Beretta (5)	—	—	—		—	—	—

(1)	For fiscal 2013, Messrs. Berman, Barton, Darby, Kealey and Kohnke participated in the Executive Cash Bonus Plan. The awards under the Executive Cash Bonus Plan for 2013 had two bonus components: (i) an annual cash bonus based on our fiscal 2013 growth in adjusted pre-tax income; and (ii) a long-term bonus based on the compounded growth of our fiscal 2013 adjusted pre-tax income when compared to our fiscal 2010 adjusted pre-tax income. With respect to the annual cash bonus, the amount of bonus payable to each named executive officer was to be computed by multiplying the named executive officer’s annual base salary for fiscal 2013 by the Annual Bonus Percentage. For purposes of the annual cash bonus, the Annual Bonus Percentage was equal to ( i) 5 multiplied by the percentage growth in adjusted pre-tax income for fiscal 2013 compared to fiscal 2012 for Mr. Berman, (ii) 4 multiplied by the percentage growth in adjusted pre-tax income for fiscal 2013 compared to fiscal 2012 for Mr. Barton, and (iii) 2 multiplied by the percentage growth in adjusted pre-tax income for fiscal 2013 compared to fiscal 2012 for Messrs. Darby, Kealey and Kohnke. With respect to the long-term bonus, (i) the cash value of the bonuses payable to Messrs. Berman and Barton was to be computed by multiplying such executive officer’s annual base salary for fiscal 2013 by the Three Year Bonus Percentage, and (ii) the cash value of the bonuses payable to Messrs. Darby, Kealey and Kohnke was to be equal to two-thirds of the amount computed by multiplying such executive officer’s annual base salary for fiscal 2013 by the Three Year Bonus Percentage. For purposes of the long-term bonus, the Three Year Bonus Percentage was equal to (i) 5 multiplied by the percentage in compounded growth of the Company’s fiscal 2013 adjusted pre-tax income when compared to the Company’s fiscal 2010 adjusted pre-tax income for Mr. Berman, (ii) 4 multiplied by the percentage in compounded growth of the Company’s fiscal 2013 adjusted pre-tax income when compared to the Company’s fiscal 2010 adjusted pre-tax income for Mr. Barton, and (iii) 1.5 multiplied by the percentage in compounded growth of the Company’s fiscal 2013 adjusted pre-tax income when compared to the Company’s fiscal 2010 adjusted pre-tax income for Messrs. Darby, Kealey and Kohnke. The long-term bonus was payable in cash or equity at the discretion of the Compensation Committee. If paid in equity, the equity would be issued pursuant to the Company’s 2008 Stock Option and Stock Incentive Plan. The Compensation Committee has the right to reduce (but not increase) awards issued under the Executive Cash Bonus Plan in its discretion, even if the performance measures are attained.

The target amounts reflected in the table are calculated based on the actual fiscal 2013 results of: growth in fiscal 2013 adjusted pre-tax income of 23.3% and the Company’s compounded annual growth rate for fiscal 2013 adjusted pre-tax income over fiscal 2010 adjusted pre-tax net income of 18.7%. Such fiscal 2013 results were not known at the time the non-equity incentive plan awards were granted.

See “– Compensation Discussion and Analysis – The Components of the Executive Compensation Program – Performance-Based Bonuses” for a further discussion of the Company’s Executive Cash Bonus Plan and a description of the definition of adjusted pre-tax income. Actual cash amounts paid under the Executive Cash Bonus Plan are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)	The maximum non-equity incentive plan award that may be paid in any single year to any named executive officer under the Executive Cash Bonus Plan is $2,000,000.
(3)	The restricted stock award shown in the table was made under the 2008 Stock Option and Stock Incentive Plan. The restricted stock award granted to Mr. Kealey vests on the first anniversary of the date of grant.
(4)	Represents the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards of common stock granted under our 2008 Stock Option and Stock Incentive Plan during fiscal 2013. For a discussion of valuation assumptions, see Note 12 of our Annual Report on Form 10-K for the fiscal year ended December 28, 2013.
(5)	Mr. Beretta resigned from the Company effective August 30, 2013 and, as a result, was no longer eligible to receive a cash award under the Executive Cash Bonus Plan for fiscal 2013.

Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables

Employment Agreement with Steven L. Berman

On April 1, 2008, we entered into an employment agreement with Mr. Berman. The agreement had an initial term of three years expiring March 31, 2011. On each anniversary of the effective date of the agreement, the term of the agreement automatically extends for an additional one year unless further extended or earlier terminated as provided in the agreement. Accordingly, in effect, the term of Mr. Berman’s employment agreement is a rolling three year period unless earlier terminated.

Pursuant to the employment agreement, annual base salary was initially set at $514,370 per year, subject to increase but not decrease from time to time as determined by the Compensation Committee. The employment agreement also provides for (i) eligibility for an annual bonus and other benefits provided under the Executive Cash Bonus Plan or other plans maintained by the Company, in such amounts as determined by the Compensation Committee, in its sole discretion; and (ii) eligibility to participate in other employment benefits plans or arrangements generally available to executive officers of the Company and four weeks paid vacation per year.

The employment agreement may be terminated by us with or without “Cause” or by Mr. Berman for “Good Reason” or for no reason, as such terms are defined in the agreement.

The employment agreement also provides for non-solicitation and non-competition provisions for the term of the agreement and two years thereafter. The agreement also includes standard confidentiality and trade secret provisions typically included in agreements of this type.

Additionally, the employment agreement contains provisions that provide for certain payments upon termination or a change in control of our company. See “– Potential Payments upon Termination or Change in Control” for a discussion of potential payments to Mr. Berman upon a termination of his employment with us.

2008 Stock Option and Stock Incentive Plan

The purpose of the 2008 Stock Option and Stock Incentive Plan is to assist us in attracting, motivating, retaining and rewarding executives and other employees, officers, directors, consultants and advisors who provide services to us, by enabling such persons to invest in our common stock and thereby acquire a proprietary interest in the Company and an increased personal interest in our continued success and progress. Pursuant to the plan, we may grant (i) stock options to purchase our common stock which are intended to qualify as incentive stock options under Section 422 of the Code and the regulations promulgated thereunder, (ii) stock options to purchase our common stock not intended to so qualify, and (iii) restricted shares of our common stock.

The maximum number of shares which may be issued under the 2008 Stock Option and Stock Incentive Plan is 2,000,000 shares of our common stock, subject to adjustment as provided by the plan. Up to 1,000,000 shares of common stock may be issued upon the exercise of incentive stock options. The plan imposes individual limitations on the amount of certain equity awards. No outside director may receive equity awards under the plan which in the aggregate equal more than 50% of the total number of shares of common stock authorized for issuance under the plan and no officer, employee or consultant may receive equity awards under the plan which in the aggregate equal more than 90% of the total number of shares of common stock authorized for issuance under the plan. No individual may receive equity awards of more than 50% of the shares reserved for issuance under the plan in any calendar year.

The 2008 Stock Option and Stock Incentive Plan is administered by the Compensation Committee. Subject to the provisions of the plan, the Compensation Committee determines, among other things, which of our officers, directors, employees, consultants and advisors will be granted equity awards under the plan, whether awards granted will be incentive stock options, non-qualified options, or restricted shares, the number of shares subject to an equity award, the time at which an equity award is granted, the rate of vesting for restricted shares, performance goals, if any, applicable to an award, the rate of exercisability for an option award, the duration of an equity award, acceleration of vesting of an equity award upon a change in control of the Company, and, subject to the terms of the plan, the exercise price of an option. The Compensation Committee has the exclusive right to adopt or rescind rules for the administration of the plan, correct defects and omissions in, reconcile inconsistencies in, and construe the plan. The Committee also has the right to modify, suspend or terminate the plan, subject to certain conditions.

On May 30, 2013, the Compensation Committee amended the 2008 Stock Option and Stock Incentive Plan to permit, in its discretion, the delegation to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards (i) to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities and Exchange Act of 1934, as amended, and (ii) that are not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the 2008 Stock Option and Stock Incentive Plan. Pursuant to the 2008 Stock Option and Stock Incentive Plan, as amended, the Compensation Committee delegated to Mr. Steven L. Berman, the Company’s Chief Executive Officer, the authority to award up to a total of 10,000 shares of restricted stock during fiscal 2013.

The Board reserves the right at any time, and from time to time, to amend or supplement the 2008 Stock Option and Stock Incentive Plan in any way or to suspend or terminate it. If an amendment or supplement of the plan is required by the Code to be approved by our shareholders in order to permit the granting of incentive stock options pursuant to the amended or supplemented plan, such amendment or supplement shall also be approved by our shareholders in such manner as is prescribed by the Code. If the Board voluntarily submits a proposed amendment, supplement, suspension or termination for shareholder approval, such submission shall not require any future amendments, supplements, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for shareholder approval.

The Board of Directors recently approved updated material terms of the performance goals under the 2008 Stock Option and Stock Incentive Plan, which terms would be applicable to future awards. Shareholders are being asked to approve such updated material terms at the annual meeting. See “Proposal III – Approval of Material Terms of the Performance Goals under the Company’s Executive Cash Bonus Plan and the Company’s 2008 Stock Option and Stock Incentive Plan.”

General Release and Waiver Agreement with Joseph M. Beretta

Mr. Beretta resigned from the Company effective August 30, 2013. In connection with such resignation, we and Mr. Beretta entered into a General Release and Waiver Agreement which provided that we would pay (i) Mr. Beretta severance payments totaling $450,000 in 39 equal installments during the period beginning on September 2, 2013 and ending 18 months thereafter; and (ii) Mr. Beretta’s COBRA coverage expenses during the first 12 months of the 18 month severance period.

Outstanding Equity Awards at December 28, 2013

The following table sets forth information regarding unexercised options and unvested stock awards for each of our named executive officers outstanding at December 28, 2013.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)		Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(1)		Market Value of Shares of Stock That Have Not Vested ($)(2)
Steven L. Berman	—	—		—	—	—	—		—

Mathias J. Barton	01/03/2005	32,500		—	6.24	01/03/2015	—		—
	04/28/2011	—		—	—	—	24,000		1,322,160

Jeffrey L. Darby	12/14/2007	5,000	(3)	—	6.895	12/14/2017	—		—
	12/10/2009	11,000		4,000	7.74	12/10/2019	—		—
	04/28/2011	—		—	—	—	6,000		330,540

Michael B. Kealey	12/14/2007	38,000		—	6.895	12/14/2017	—		—
	12/12/2008	4,000			5.67	12/12/2018	—		—
	4/28/2011	—		—	—	—	6,000		330,540
	8/13/2013	—		—	—	—	1,500	(4)	82,635

Matthew S. Kohnke	04/28/2011	—		—	—	—	6,000		330,540

Joseph M. Beretta (5)	—	—		—	—	—	—		—

(1)	Except as otherwise provided, all options that are unexercisable and unvested restricted stock awards vest in five equal annual installments beginning on the first anniversary of the date of grant.
(2)	Based on the market value of common stock of $55.09 per share at December 27, 2013.
(3)	This option vested in two equal installments. The first installment occurred on December 14, 2011, which was the fourth anniversary of the date on which the option was granted, and the second installment occurred on December 14, 2012, which was the fifth anniversary of the date on which the option was granted.
(4)	This restricted stock award will vest on the first anniversary of the date of grant.
(5)	Mr. Beretta resigned from the Company effective August 30, 2013. In connection with his resignation, Mr. Beretta forfeited all unvested restricted stock awards.

Option Exercises and Stock Vested in Fiscal Year Ended December 28, 2013

The following table provides information about the value realized by the named executive officers upon the exercise of option awards and the vesting of stock awards during the fiscal year ended December 28, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Steven L. Berman	—	—	—	—

Mathias J. Barton	41,500	1,412,165	8,000	286,480

Jeffrey L. Darby	5,000	151,975	2,000	71,620

Michael B. Kealey	10,000	368,050	2,000	71,620

Mathew S. Kohnke	—	—	2,000	71,620

Joseph M. Beretta	—	—	8,000	286,480

(1)	The value realized is calculated by determining the difference between the market price of the underlying common stock at exercise and the exercise price of the option awards. On February 26, 2013, Mr. Barton acquired 34,000 shares of common stock upon the exercise of an option award with an exercise price of $2.54 per share. The market price of our common stock on February 26, 2013 was $34.75 per share. On November 18, 2013, Mr. Barton acquired 7,500 shares of common stock upon the exercise of an option award with an exercise price of $6.24 per share. The market price of our common stock on November 18, 2013, was $48.51 per share. On March 11, 2013, Mr. Darby acquired 5,000 shares of common stock upon the exercise of an option award with an exercise price of $6.895 per share. The market price of our common stock on March 11, 2013 was $37.29 per share. On May 10, 2013, Mr. Kealey acquired 8,000 shares of common stock upon the exercise of an option award with an exercise price of $5.67 per share. The market price of our common stock on May 10, 2013 was $42.72 per share. On May 10, 2013, Mr. Kealey acquired 2,000 shares of common stock upon the exercise of an option award with an exercise price of $6.895 per share.
(2)	The value realized on the vesting of stock awards is calculated by multiplying the number of shares of common stock vested by the market value of the common stock on the vesting date. On April 28, 2013, Messrs. Barton and Beretta acquired 8,000 shares of common stock on the vesting of a stock award at a market price of $35.81 per share. Of such 8,000 shares of common stock acquired by each of Messrs. Barton and Beretta, 2,521 shares of common stock were surrendered by Mr. Barton and 2,771 shares of common stock were surrendered by Mr. Beretta to satisfy their respective payroll tax withholding obligations. On April 28, 2013, Messrs. Darby, Kealey and Kohnke acquired 2,000 shares of common stock on the vesting of a stock award at a market price of $35.81 per share. Of such 2,000 shares of common stock acquired by each of Messrs. Darby, Kealey and Kohnke, 630 shares of common stock were surrendered by Mr. Darby, 645 shares of common stock were surrendered by Mr. Kealey and 716 shares of common stock were surrendered by Mr. Kohnke to satisfy their respective payroll tax withholding obligations.

Non-Qualified Deferred Compensation During Fiscal Year Ended December 28, 2013

The following table sets forth the benefits received by our named executive officers under our non-qualified deferred compensation plan during the fiscal year ended December 28, 2013 as well as the aggregate non-qualified deferred compensation balances at December 28, 2013:

Name	Executive Contributions in Fiscal 2013 ($)(1)	Registrant Contributions in Fiscal 2013 ($)	Aggregate Earnings in Fiscal 2013 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 28, 2013 ($)(2)
Steven L. Berman	—	—	—	—	—

Mathias J. Barton	93,568	—	43,280	—	250,779

Jeffrey L. Darby	11,432	—	2,374	—	26,701

Michael B. Kealey	20,335	—	7,027	—	43,854

Mathew S. Kohnke	21,923	—	7,482	—	53,654

Joseph M. Beretta	21,956	—	8,951	—	53,283

(1)	Represents amounts deferred by each named executive officer to our non-qualified deferred compensation plan and reported in the Summary Compensation Table above under “Salary” for 2013.
(2)	Amounts reported in the Aggregate Balance at December 28, 2013 which were previously reported as compensation to the named executive officers in the summary compensation tables included in prior SEC filings for previous years included $110,104 , $6,500, $15,000 and $20,384 for Messrs. Barton, Darby, Kohnke and Beretta, respectively. These amounts represent executive contributions for prior years. Mr. Kealey was not a named executive officer in prior years.

Narrative Disclosure to Non-Qualified Deferred Compensation Table

Our Non-Qualified Deferred Compensation Plan is intended to benefit a select group of our highly compensated contributors, including our named executive officers, who are key to our future success and to help attract and retain management talent going forward. Our Non-Qualified Deferred Compensation Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of ERISA and comply with Section 409A of the Code.

Under our Non-Qualified Deferred Compensation Plan, a participant may contribute, on a tax deferred basis, 25% of his base salary and 90% of his bonus annually. A participant’s account is notionally invested in one or more investment funds and the value of the account is determined with respect to such investment allocations. The minimum deferral period is two years for in-service accounts. Each participant is 100% vested in all of his or her deferred contributions plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to 5 years depending upon the participant’s balance, upon the occurrence of the following events: (i) the first day of the seventh month after separation of employment, (ii) as elected after a minimum deferral period, (iii) death, (iv) disability (as defined by Section 409A of the Code), or (v) the occurrence of an “unforeseen emergency” as defined in the Non-Qualified Deferred Compensation Plan. Although the Non-Qualified Deferred Compensation Plan permits discretionary employer contributions, we have not yet made a contribution to the plan.

In order for our Non-Qualified Deferred Compensation Plan to comply with the applicable requirements of the Code, amounts deferred by our named executive officers must remain as employer assets, subject to the claims of the general creditors in the event of bankruptcy or forced liquidation of the Company.

Potential Payments upon Termination or Change in Control

In fiscal 2013, upon termination of employment and/or upon a change in control, our named executive officers would have been entitled to receive from us potential payments and benefits under the following agreements and plans:

•	employment agreements and severance arrangements with our named executive officers;

•	our 2008 Stock Option and Stock Incentive Plan;

•	our 2000 Amended and Restated Incentive Stock Plan, referred to as the “2000 Incentive Plan;”

•	our Executive Cash Bonus Plan; and

•	our Non-Qualified Deferred Compensation Plan.

Employment Agreement with Steven L. Berman

Employment Agreement Terms

The employment agreement with Mr. Berman specifies our obligations to Mr. Berman upon termination of his employment under various circumstances. The employment agreement may be terminated (i) upon Mr. Berman’s death, (ii) by us on 90 days written notice upon the “Disability” of Mr. Berman, (iii) by us upon written notice to Mr. Berman without “Cause” or with “Cause,” provided Mr. Berman will be given five business days to appear with counsel before the Compensation Committee to present information regarding his views on the Cause event and overturn the termination decision, (iv) by Mr. Berman upon 60 days written notice without “Good Reason,” (v) at any time prior to the 120th day after any event providing “Good Reason,” provided that within 90 days of any such event having occurred Mr. Berman has provided written notice and afforded the Company 30 days to cure such event, or (vi) by Mr. Berman for any reason within 12 months following a “Change in Control,” other than for death, Disability or Cause.

Under the terms of Mr. Berman’s employment agreement, “Disability” means Mr. Berman’s “disability” under the Company’s long-term disability plan, if any, otherwise, his inability to perform his duties and responsibilities under the agreement, with or without reasonable accommodation, due to any physical or mental illness or incapacity, which condition either (i) has continued for a period of 270 days (including weekends and holidays) in any consecutive 365-day period or (ii) is projected by the Board, in good faith after consulting with a physician selected by the Company, that the condition is likely to continue for a period of at least nine consecutive months from its commencement.

Under the terms of Mr. Berman’s employment agreement, “Cause” means the occurrence of any one of the following as determined by our Board: (i) the willful and continued failure by Mr. Berman to attempt in good faith substantially to perform his obligations under the agreement (other than any such failure resulting from incapacity due to a Disability); provided, however, that the Company shall have provided written notice that such actions are occurring and, where practical, afforded at least 30 days to cure; (ii) the indictment of Mr. Berman for, or his conviction of or plea of guilty or nolo contendere to, a felony or any other crime involving moral turpitude or dishonesty; or (iii) Mr. Berman’s willfully engaging in misconduct in the performance of his duties for the Company or other than in the performance of his duties for the Company (including, but not limited to, theft, fraud, embezzlement, and securities law violations or a violation of the Company’s code of conduct or other written policies) that is materially injurious to the Company, or, in the good faith determination of the Compensation Committee, is potentially materially injurious to the Company, monetarily or otherwise.

Under the terms of Mr. Berman’s employment agreement, “Good Reason” means the occurrence of any of the following events without Mr. Berman’s consent: (i) a material diminution of the authorities, duties or responsibilities as set forth in the agreement; (ii) the loss of any titles with the Company as set forth in the agreement; (iii) a reduction by the Company in base salary; (iv) a material change in the primary place of employment; (v) the failure by the Corporate Governance and Nominating Committee to nominate or re-nominate Mr. Berman as a member of the Board or removal of Mr. Berman as a member of the Board (other than as a result of or due to death or Disability, because of a legal prohibition under applicable law or regulation, or for Cause); (vi) the assignment to Mr. Berman of duties or responsibilities which are materially inconsistent with any of his duties and responsibilities set forth in the agreement; or (vii) a change in the reporting structure so that Mr. Berman reports to someone other than as specified in the agreement.

Under the terms of Mr. Berman’s employment agreement, “Change in Control” means the occurrence of any one of the following events (i) any person or other entity (other than any of the Company’s subsidiaries or any employee benefit plan sponsored by the Company or any of its subsidiaries), including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company, referred to as the “Voting Stock”; (ii) the Board and/or the shareholders of the Company approve the sale of all or substantially all of the property or assets of the Company and such sale occurs; (iii) the Board and/or the shareholders of the Company approve a consolidation or merger of the Company with another entity (other than with any of the Company’s subsidiaries), the consummation of which would result in the shareholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 50% of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or (iv) a change in the Board occurs with the result that the members of the Board on the effective date of the agreement, referred to as the “Incumbent Directors,” no longer constitute a majority of such board of directors, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by more than half of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

Employment Agreement Benefits

Upon the termination of Mr. Berman’s employment for Cause or by Mr. Berman without Good Reason, Mr. Berman shall receive: (i) any earned but unpaid base salary through the date of termination, paid in accordance with the Company’s standard payroll practices; (ii) reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the Company’s business expense reimbursement policy; (iii) payment for any accrued but unused vacation time in accordance with Company policy; and (iv) such vested accrued benefits, and other payments, if any, as to which Mr. Berman (and his eligible dependents) may be entitled under, and, in accordance with the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination, (i) though (iv) collectively referred to as the “Amounts and Benefits.”

Upon the termination of Mr. Berman’s employment by death or Disability, for Good Reason or without Cause, or within 12 months following a Change in Control, other than for death, Disability or Cause, Mr. Berman or his estate shall receive: (i) the Amounts and Benefits; (ii) base salary payments until the expiration of the term of the agreement in accordance with the usual payroll practices of the Company, referred to as the “salary continuation benefits”; (iii) in lieu of annual bonuses, annual cash payments in the amount of $150,000, on each March 15 during the remainder of the term of the agreement, referred to as the “payments in lieu of bonus”; and (iv) for the remainder of the term of the agreement, the Company shall continue on behalf of Mr. Berman and his dependents and beneficiaries any medical, dental, vision and hospitalization benefits provided to Mr. Berman immediately prior to the date of termination or reimburse Mr. Berman for his medical, dental, vision and hospitalization related expenses, referred to as the “health benefits.” The Company’s obligation with respect to the health benefits are limited to the extent that Mr. Berman obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable than the coverages and benefits required to be provided under the agreement.

Notwithstanding any provision to the contrary in the employment agreement, the Company’s obligation to pay or to provide the above payments and benefits (other than the Amounts and Benefits) are conditioned on Mr. Berman executing and not revoking a waiver and general release.

Severance Arrangements with Messrs. Barton and Darby

We have agreed to provide Mr. Barton, in the event of Mr. Barton’s termination without “cause” as determined by the Compensation Committee, with six months of salary continuation paid in accordance with the Company’s standard payroll practices. Under this severance arrangement, “cause” means (i) the gross neglect or willful failure by the executive to perform his duties and responsibilities in all material respects; (ii) any act of fraud by the executive, whether relating to the Company and its subsidiaries or otherwise; (iii) the conviction or entry into a plea of nolo contendere by the executive with respect to any felony or misdemeanor (other than a traffic offense which does not result in imprisonment); or (iv) the commission by the executive of any willful or intentional act (including any violation of law) which materially injures the reputation or materially adversely affects the business or business relationships of the Company. For purposes of this definition, no act, or failure to act, on the executive’s part shall be deemed “willful” unless done, or omitted to be done, by the executive not in good faith and without reasonable belief that the executive’s act, or failure to act, was in the best interest of the Company.

We have agreed to provide Mr. Darby, in the event of Mr. Darby’s termination for events outside of Mr. Darby’s control, with a severance payment equal to 50% of his then current base salary per month for the twelve consecutive months following his last day of employment. Termination for events “outside of Mr. Darby’s control” would include events such as a business down-turn or other circumstances unrelated to Mr. Darby’s performance or conduct. Events not outside of Mr. Darby’s control would include poor job performance or Mr. Darby’s failure to comply with the Company’s directives, policies, and procedures. Upon written notice to Mr. Darby, the Company may release Mr. Darby from his non-competition and non-solicitation obligations at which point the Company’s obligation to make the monthly payments described above will end.

2008 Stock Option and Stock Incentive Plan

The table below sets forth the benefits that each named executive officer holding awards granted under our 2008 Stock Option and Stock Incentive Plan would be entitled to receive should his employment terminate under the following specified circumstances or in the event of a change in control of our company pursuant to the terms of the plan and our standard restricted stock agreement and stock option awards thereunder:

Circumstance	Benefit
Termination of employment as a result of death or disability	The unvested portion of any stock awards shall immediately vest and be free of restriction.

Involuntary termination of employment other than for “cause” (as defined by the Compensation Committee) at any time within 18 months of a “change in control”	The unvested portion of any stock awards shall immediately vest and be free of restriction.

The occurrence of a “change in control” event	The unvested portion of any stock options shall immediately vest and become exercisable.

Under our 2008 Stock Option and Stock Incentive Plan and our standard restricted stock agreement and stock option awards thereunder, a “change in control” means: (i) a change within a 12 month period in the holders of more than 50% of the outstanding voting stock of the Company; or (ii) any other events deemed to constitute a “change in control” by the Compensation Committee.

2000 Incentive Plan

The table below sets forth the benefits that each named executive officer holding options granted under our 2000 Incentive Plan would be entitled to receive in the event of a change in control of our company pursuant to the terms of the plan and our standard stock option awards thereunder:

Circumstance	Benefit
The occurrence of a “change in control” event	The Compensation Committee may determine to immediately vest the unvested portion of any stock options and allow optionees to exercise such options immediately prior to the consummation of the change in control transaction or take such other action deemed reasonable under the circumstances to permit optionees to realize the value of rights granted to them under the 2000 Incentive Plan.

Under our 2000 Incentive Plan and our standard stock option awards thereunder, a “change in control” includes: the Company being merged into or consolidated with or otherwise combined with or acquired by another person or entity, or a divisive reorganization or a liquidation or partial liquidation of the Company.

Executive Cash Bonus Plan

Under our Executive Cash Bonus Plan, the Compensation Committee, in its sole and absolute discretion and to the extent permitted under and in accordance with Section 162(m) of the Code and Section 409A of the Code, may, but is not required to make, a full or pro-rated bonus payment to a plan participant for a plan year in the event of the participant’s death, disability, retirement or termination of employment during the plan year or after the end of the plan year; provided, that payments shall only be made on the earlier of (i) the death or disability of the participant or (ii) the scheduled payment date, referred to collectively as the “Pro-Rated Bonus.”

Potential Payments to Our Named Executive Officers upon Termination or Change in Control

Potential Payments upon Termination

The following table shows the estimated maximum amount of payments and benefits that would be provided by us (or our successor) to Mr. Berman under the plans and agreements described above assuming that his employment was terminated as of December 28, 2013 for various reasons as described below:

Nature of Payment	Terminated by Us without Cause or by Officer With Good Reason		Terminated by Us for Cause		Terminated by Officer without Good Reason		Disability		Death
Amounts and Benefits	$22,942	(1)	$22,942	(1)	$22,942	(1)	$22,942	(1)	$22,942	(1)
Salary Continuation Benefits	1,938,589	(2)	—		—		1,938,589	(2)	1,938,589	(2)
Cash Payment in Lieu of Bonus	450,000	(3)	—		—		450,000	(3)	450,000	(3)
Cost of Continuation of Health Benefits	62,000	(4)	—		—		62,000	(4)	62,000	(4)
Executive Cash Bonus Plan (5)	—		—		—		—		—

Total	$2,473,531		$22,942		$22,942		$2,473,531		$2,473,531

(1)	Represents the amount payable under Mr. Berman’s employment agreement for Amounts and Benefits.
(2)	Represents the amount payable under Mr. Berman’s employment agreement for salary continuation benefits.
(3)	Represents the amount payable under Mr. Berman’s employment agreement for payments in lieu of bonus.
(4)	Represents the amount payable under Mr. Berman’s employment agreement for health benefits, which would continue Mr. Berman’s medical, dental, vision and hospitalization benefits for the remainder of the term of his employment agreement, assuming no increase in premiums.
(5)	Assumes the Compensation Committee will not pay Mr. Berman a Pro-Rated Bonus.

The following table shows the estimated maximum amount of payments and benefits that would be provided by us (or our successor) to each of Messrs. Barton, Darby, Kealey, and Kohnke under the plans and agreements described above assuming that their employment was terminated as of December 28, 2013 for various reasons as described below:

Named Executive Officer and Nature of Payment	Terminated by Us without Cause ($)		Death or Disability ($)
Mathias J. Barton
Salary Continuation Benefits	200,000	(1)	—
Value of Accelerated Restricted Stock (3)	—		1,373,567
Executive Cash Bonus Plan (4)	—		—

Total	200,000		1,373,567
Jeffrey Darby
Salary Continuation Benefits	150,000	(2)	—
Value of Accelerated Restricted Stock (3)	—		343,392
Executive Cash Bonus Plan (4)	—		—

Total	150,000		343,392
Michael Kealey
Salary Continuation Benefits	—		—
Value of Accelerated Restricted Stock (3)	—		426,927
Executive Cash Bonus Plan (4)	—		—

Total	—		426,927
Mathew Kohnke
Salary Continuation Benefits	—		—
Value of Accelerated Restricted Stock (3)	—		343,392
Executive Cash Bonus Plan (4)	—		—

Total	—		343,392

(1)	Represents the amount payable to Mr. Barton pursuant to his severance arrangement with the Company for salary continuation benefits.
(2)	Represents the amount payable to Mr. Darby pursuant to his severance arrangement with the Company for salary continuation benefits for termination for events outside of Mr. Darby’s control.
(3)	Represents the value realized on the acceleration of the vesting of all unvested restricted stock, which value is determined by adding (i) the amount calculated by multiplying $55.69, the closing price of our common stock on December 30, 2013, the close of the next trading day after the termination date, by the number of unvested restricted stock as of such date, and (ii) the amount of any deferred dividends, together with interest accrued thereon, on such unvested restricted stock. On December 28, 2012, we paid a cash dividend to all common stock holders of record on December 17, 2012 of $1.50 for each share of common stock outstanding. With respect to unvested restricted stock, we credit the dividends payable on account of each share of restricted stock but do not pay such dividends until the restricted stock vests (at which point the dividends are paid along with accrued interest). The credited dividends are held by the Company for the account of the holder of the unvested stock award. At the end of each fiscal year (or portion thereof, as applicable), interest is credited on the amount of each holder’s account at the beginning of the fiscal year at a rate of 1.2% per annum. The “Value of Accelerated Restricted Stock” row includes the dividends credited to unvested restricted stock, together with interest accrued thereon, as of December 28, 2013 held by each of the following named executive officers: (i) Mr. Barton – $37,007; (ii) Mr. Darby – $9,252; (iii) Mr. Kealey $9,252; and (iv) Mr. Kohnke – $9,252.
(4)	Assumes the Compensation Committee will not pay Messrs. Barton, Darby, Kealey and Kohnke a Pro-Rated Bonus.

Potential Payments Upon Change in Control

The following table shows the estimated maximum amount of payments and benefits under Mr. Berman’s employment agreement, our 2000 Stock Incentive Plan and our standard restricted stock agreement and stock option awards under our 2008 Stock Options and Stock Incentive Plan to which our named executive officers would have been entitled upon a change in control of our company that occurred on December 28, 2013.

Name	Change in Control Payment ($)		Value of Accelerated Vesting of Stock Awards ($)(2)	Value of Accelerated Vesting of Stock Option Awards ($)(3)	Total Benefits ($)
Steven L. Berman	2,473,531	(1)	—	—	2,473,531
Mathias J. Barton	—		1,373,567	—	1,373,567
Jeffrey L. Darby	—		343,392	191,800	535,192
Michael B. Kealey	—		426,927	—	426,927
Mathew S. Kohnke	—		343,392	—	343,392

(1)	Represents the amount payable under Mr. Berman’s employment agreement assuming a “Change in Control” and the termination of Mr. Berman’s employment other than for death, Disability or Cause occurred on December 28, 2013, as defined in Mr. Berman’s employment agreement. Such amount includes: (i) the Amounts and Benefits; (ii) the salary continuation benefits; (iii) the payments in lieu of bonus; and (iv) the health benefits.
(2)	Represents the value realized on the acceleration of the vesting of all unvested restricted stock assuming a change in control and the involuntary termination of the named executive officer’s employment occurred on December 28, 2013, which value is determined by adding (i) the amount calculated by multiplying $55.69, the closing price of our common stock on December 30, 2013, the close of the next trading day after the termination date, by the number of unvested restricted stock as of such date, and (ii) the amount of any deferred dividends and interest on such unvested restricted stock. On December 28, 2012, we paid a cash dividend to all common stock holders of record on December 17, 2012 of $1.50 for each share of common stock outstanding. With respect to unvested stock awards, we credit the dividends payable on account of each stock award but do not pay such dividends until the stock award vests (at which point the dividends are paid along with accrued interest). The credited dividends are held by the Company for the account of the holder of the unvested stock award. At the end of each fiscal year (or portion thereof, as applicable), interest is credited on the amount of each holder’s account at the beginning of the fiscal year at a rate of 1.2% per annum. The “Value of Accelerated Vesting of Stock Awards” column includes the dividends credited to unvested restricted stock, together with interest accrued thereon, as of December 28, 2013 held by each of the following named executive officers: (i) Mr. Barton – $37,007; (ii) Mr. Darby – $9,252; (iii) Mr. Kealey $9,252; and (iv) Mr. Kohnke – $9,252.
(3)	Represents the value realized on the acceleration of the vesting of all unvested stock options, which value is determined for each unvested stock option by subtracting the exercise price for such stock option from $55.69, the closing price of our common stock on December 30, 2013, the close of the next trading day after the termination date. Assumes the Compensation Committee determined to accelerate the vesting of such option pursuant to the terms of the 2000 Incentive Plan.

Payments to Joseph M. Beretta upon Termination of Employment

Mr. Beretta resigned from the Company effective August 30, 2013. In connection with such resignation, we and Mr. Beretta entered into a General Release and Waiver Agreement which provided that we would pay (i) Mr. Beretta severance payments totaling $450,000 in 39 equal installments during the period beginning on September 2, 2013 and ending 18 months thereafter; and (ii) Mr. Beretta’s COBRA coverage expenses during the first 12 months of the 18 month severance period.

Termination or Change in Control Provisions in Non-Qualified Deferred Compensation Plan

In addition to the amounts set forth in the tables above, our Non-Qualified Deferred Compensation Plan provides that a participant is 100 percent vested as to amounts deferred by the participant plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to 5 years depending upon the participant’s balance, upon the occurrence of (i) the first day of the seventh month after separation of employment, (ii) death, or (iii) disability (as defined by Section 409A of the Code). The following table provides information concerning amounts held under our Non-Qualified Deferred Compensation Plan for the benefit of our named executive officers as of December 28, 2013:

Name	Aggregate Balance at December 28, 2013 ($)
Steven L. Berman	—
Mathias J. Barton	250,779
Jeffrey Darby	26,701
Michael B. Kealey	43,854
Mathew Kohnke	53,654
Joseph M. Beretta (1)	53,283

(1)	Mr. Beretta resigned from the Company effective August 30, 2013. Compensation deferred by Mr. Beretta will be distributed to him in accordance with the distribution options selected by him at the time the deferral election was made.

Risk Assessment in Compensation Policies and Practices for Employees

The Compensation Committee reviewed the elements of our compensation policies and practices for all of our employees, including our named executive officers, in order to evaluate whether risks that may arise from such compensation policies and practices are reasonably likely to have a material adverse effect on our Company. The Compensation Committee concluded that the following features of our compensation programs guard against excessive risk-taking:

•	compensation programs provide a balanced mix of short-term and longer-term incentives;

•	base salaries are consistent with employees’ duties and responsibilities;

•	cash incentive awards are capped by the Compensation Committee;

•	cash incentive awards are tied mostly to corporate performance goals, rather than individual performance goals; and

•	vesting periods for equity awards encourage executives to focus on sustained stock price appreciation.

The Compensation Committee believes that, for all of our employees, including our named executive officers, our compensation programs do not lead to excessive risk-taking and instead encourage behavior that supports sustainable value creation. We believe that risks that may arise from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Richard T. Riley, Robert M. Lynch, Paul R. Lederer and Edgar W. Levin (Chairman) in the fiscal year ended December 28, 2013. No person who served as a member of the Compensation Committee during the fiscal year ended December 28, 2013 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 28, 2013, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Certain Relationships and Related Transactions

On November 15, 2012, we entered into a lease agreement for our primary operating facility in Colmar, Pennsylvania with BREP I, a Pennsylvania limited partnership, which replaces the prior lease agreement between the parties that expired according to its terms on December 28, 2012. The term of the new lease agreement began on December 29, 2012 and expires on December 31, 2017, referred to as the “base term,” unless terminated or renewed in accordance with its terms. During fiscal 2013, the limited partners of BREP I are Steven L. Berman, our Chairman of the Board, Chief Executive Officer and Secretary-Treasurer, the Estate of Richard N. Berman, of which Steven L. Berman is a co-executor, Steven L. Berman’s father, Jordan S. Berman, and Steven L. Berman’s brothers, Marc H. Berman and Fred B. Berman. Steven L. Berman and the Estate of Richard N. Berman each own a 27.9% interest in BREP I. Steven L. Berman and the Estate of Richard N. Berman are controlling shareholders of BREP, Inc., a Pennsylvania corporation, which is the general partner of BREP I. Jordan S. Berman, Marc H. Berman and Fred B. Berman are each directors and officers of BREP, Inc. As of January 1, 2014, the Estate of Richard N. Berman’s interests in BREP I and BREP, Inc. were transferred to a marital qualified terminable interest property trust for the benefit of Sharyn Berman, of which Steven L. Berman is a co-trustee.

The leased facility consists of approximately 342,000 square feet of office, warehouse, and storage space. The new lease agreement provides that we will pay BREP I annual rent of $4.40 per square foot, subject to an annual rent increase based on the Consumer Price Index, All Urban Consumers U.S. City Average, All Items. In fiscal 2013, we paid rent of $4.40 per square foot, or approximately $1.5 million, under the new lease agreement. The approximate amount of rent expected to be paid during the base term is $8.0 million. The new lease agreement is a triple net non-terminable lease under which we are responsible for all expenses attributable to the facility (including maintenance and repair) and the conduct of its operations in compliance with all applicable laws and regulations.

The new lease agreement was reviewed and approved by the Audit Committee. In the opinion of the Audit Committee, the terms and rates of the new lease are no less favorable than those which could have been obtained from an unaffiliated party.

We have adopted written policies and procedures regarding related person transactions. Our policy intends to cover any transaction described under Item 404(a) of Regulation S-K. The Audit Committee is responsible for reviewing and approving all related person transactions pursuant to the Audit Committee Charter, which has been adopted by the Board. The Audit Committee reviews and approves all related person transactions without regard to the thresholds established for disclosure under Item 404(a) of Regulation S-K. The Chairman of the Audit Committee can be reached by sending a letter to Chairman of the Audit Committee, Confidential – Conduct of Business Affairs at: Dorman Products, Inc., P.O. Box 1800, 3400 East Walnut Street, Colmar, PA, 18915.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company’s common stock as of the record date (except as otherwise noted in the footnotes) by (i) each director and nominee for director, (ii) each person who we know to be the beneficial owner of more than 5% of our common stock, (iii) each of our named executive officers, and (iv) all of our current directors, director nominees and current executive officers as a group. As of the record date, 36,514,450 shares of our common stock were outstanding. Except as otherwise indicated, to our knowledge, the beneficial owners of our common stock listed below have sole investment and voting power with respect to such shares. The business address of our directors, director nominees and executive officers is that of the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent
Steven L. Berman (2)	4,666,147	(3)	12.8%
BlackRock, Inc.	2,382,672	(4)	6.5%
T. Rowe Price Associates, Inc., and T. Rowe Price Small-Cap Value Fund, Inc.	2,420,530	(5)	6.6%
The Vanguard Group	1,965,686	(6)	5.4%
Mathias J. Barton	124,394	(7)	*
Joseph M. Beretta	66,895	(8)	*
Jeffrey L. Darby	29,955	(9)	*
Michael B. Kealey	51,029	(10)	*
Mathew Kohnke	12,225	(11)	*
Paul R. Lederer	65,150	(12)	*
Edgar W. Levin	82,135	(13)	*
Robert M. Lynch	4,165		*
Richard T. Riley	14,165		*
All current executive officers and directors as a group (10 persons)	5,085,779	(14)	13.9%

*	Denotes less than 1%.
(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. Shares of common stock currently issuable or issuable within 60 days of the record date upon the exercise of options are deemed to be outstanding in computing the beneficial ownership and percentage of beneficial ownership of the person holding such securities, but are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. Beneficial ownership may be disclaimed as to certain of the securities. Fractional shares are rounded up to the closest whole number.
(2)

Pursuant to the Amended and Restated Shareholders’ Agreement, dated as of July 1, 2006, referred to as the “Shareholders’ Agreement,” among Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman, Fred B. Berman, Deanna Berman and the additional shareholders named therein, each referred to as a “Shareholder” and together referred to as the “Shareholders,” except as otherwise provided in the Shareholders’ Agreement with respect to Jordan S. Berman and Deanna Berman, each Shareholder has granted each other Shareholder rights of first refusal, exercisable on a pro rata basis or in such other proportions as the exercising Shareholders may agree, to purchase shares of common stock of the Company which any of such Shareholders or, upon their death, their respective estate, proposes to sell to third parties.

The Company has agreed with the Shareholders that, upon the death of each respective Shareholder, to the extent that any of their shares are not purchased by any of the surviving Shareholders and may not be sold without registration under the Securities Act of 1933, as amended, the Company will use its best efforts to cause those shares to be registered thereunder. The expenses of any such registration will be borne by the estate of the deceased Shareholder. Deanna Berman is Steven L. Berman’s mother and the spouse of Steven L. Berman’s father, Jordan S. Berman. Marc H. Berman and Fred B. Berman are Steven L. Berman’s brothers. The additional Shareholders that are parties to the Shareholders’ Agreement are trusts affiliated with Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman or Fred B. Berman, or each person’s respective spouse or children.
(3)	Includes: (i) 1,103,350 shares held directly; (ii) 1,438,671 shares held by the Steven L. Berman Grantor Retained Annuity Trusts, of which he is the trustee; (iii) 95,271 shares held by The Steven L. Berman Charitable Remainder Trusts, of which he is the trustee; (iv) 634,818 shares held by three different trusts for the benefit of the late Richard N. Berman’s children and grandchildren, of which he is the trustee; (v) 222,338 shares as co-executor of the estate of Richard N. Berman; (vi) 174,344 shares held by seven different trusts for the benefit of the late Richard N. Berman’s children and grandchild, of which he is a co-trustee; (vii) 835,223 shares held by the Richard N. Berman Grantor Retained Annuity Trusts, of which he is the trustee; (viii) 89,777 shares held by a marital qualified terminable interest property trust for the benefit of Sharyn Berman, of which he is a co-trustee; (ix) 46,598 shares held by The Steven and Ilene Berman Family Foundation dated December 22, 2001, of which he is a co-trustee; and (x) 25,757 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. As a sole trustee, Steven L. Berman has the sole power to vote and dispose of the shares held in trust. As a co-trustee or a co-executor, Steven L. Berman has shared power to vote and dispose of the shares held in trust. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Steven L. Berman has 16,492 units in our 401(k) Retirement Plan, which units consist of 25,757 shares of our common stock, as of the record date. Excludes 4,492,213 shares of common stock that may be deemed beneficially owned by the Shareholders (as defined in footnote 2 above), other than the shares held by Steven L. Berman and the other Shareholders for which their ownership in shares of common stock of the Company is attributed to Steven L. Berman as indirect beneficial ownership, as to all of which shares Steven L. Berman disclaims beneficial ownership.
(4)	Based solely on a Schedule 13G filed with the SEC on January 28, 2014 by BlackRock, Inc., referred to as “BlackRock,” on behalf of BlackRock and its subsidiaries. BlackRock has sole voting power with respect to 2,304,027 shares and shares voting power over no shares, and has sole dispositive power over 2,382,672 shares and shares dispositive power over no shares. The business address of BlackRock is 40 East 52nd Street, New York, NY 10022.
(5)	Based solely on a Schedule 13G/A filed with the SEC on February 10, 2014 by T. Rowe Price Associates, Inc., referred to as “Price Associates,” and T. Rowe Price Small-Cap Value Fund, Inc., referred to as “Price Small-Cap” and together with Price Associates referred to as “T. Rowe Price.” Price Associates has sole voting power with respect to 341,230 shares and shares voting power over no shares, and has sole dispositive power over 2,420,530 shares and shares dispositive power over no shares. Price Small-Cap had sole voting power over 2,076,700 shares and does not have shared voting power, sole dispositive power or shared dispositive power over any shares. The 2,076,700 shares over which Price Small-Cap has sole voting power are included in the 2,420,530 shares over which Price Associates has sole dispositive power. The address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.
(6)	Based solely on a Schedule 13G filed with the SEC on February 12, 2014 by The Vanguard Group, referred to as “Vanguard,” on behalf of Vanguard and its subsidiaries. Vanguard has sole voting power with respect to 38,458 shares and shares voting power over no shares, and has sole dispositive power over 1,929,428 shares and shares dispositive power over 36,258 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(7)	Represents: (i) 89,060 shares of common stock held directly, (ii) 800 shares of common stock held in trust for the benefit of Mr. Barton’s children, (iii) options to purchase 32,500 shares of common stock, which may be exercised within 60 days of the record date, and (iv) 2,034 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Mr. Barton has 1,302 units in our 401(k) Retirement Plan, which units consist of 2,034 shares of our common stock, as of the record date.

(8)	Based solely on a Form 4 filed with the SEC on April 30, 2013 by Mr. Beretta.
(9)	Represents: (i) 27,000 shares of common stock held directly, (ii)1,799 shares represented by units held in a unitized stock fund through our 401(K) Retirement Plan, and (iii) 1,156 shares of performance restricted stock which will vest based on the Company’s achievement of fiscal 2014 adjusted pre-tax income performance metrics. The unitized stock fund of our 401(K) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Mr. Darby has 1,152 units in our 401(K) Retirement Plan, which units consist of 1,799 shares of our common stock, as of the record date.
(10)	Represents: (i)17,500 shares of common stock held directly, (ii) options to purchase 32,000 shares of common stock, which may be exercised within 60 days of the record date; (iii) 373 shares represented by units held in a unitized stock fund through our 401(K) Retirement Plan, and (iv) 1,156 shares of performance restricted stock which will vest based on the Company’s achievement of fiscal 2014 adjusted pre-tax income performance metrics. The unitized stock fund of our 401(K) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Mr. Kealey has 239 units in our 401(K) Retirement Plan, which units consist of 373 shares of our common stock, as of the record date.
(11)	Represents: (i) 11,377 shares of common stock held directly, and (ii) 848 shares of performance restricted stock which will vest based on the Company’s achievement of fiscal 2014 adjusted pre-tax income performance metrics.
(12)	Represents: (i) 47,150 shares of common stock held directly, and (ii) 18,000 shares held by four different trusts for the benefit of his children, of which his spouse is the trustee.
(13)	Represents: (i) 70,052 shares of common stock held directly, and (iii) 12,083 shares of common stock held by his spouse.
(14)	Represents: (i) options to purchase 68,500 shares of common stock, which may be exercised within 60 days of the record date, (ii) 29,963 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan, and (iii) 3,545 shares of performance restricted stock which will vest based on the Company’s achievement of fiscal 2014 adjusted pre-tax income performance metrics. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. All of our current executive officers and directors as a group had 19,185 units in our 401(k) Retirement Plan, which units consist of 29,963 shares of our common stock as of the record date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the regulations promulgated thereunder require our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC and NASDAQ and to furnish the Company copies.

To our knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during fiscal 2013 and Forms 5 and amendments thereto furnished to us with respect to fiscal 2013, and upon written representations received by us from certain reporting persons that no Form 5 is required, all of our directors, executive officers and holders of more than 10% of our stock filed on a timely basis all reports that they were required to file under Section 16(a) during fiscal 2013, except that (i) Mathias Barton filed late one Form 4 reporting one transaction not reported on a timely basis, (ii) Jeffrey L. Darby filed late one Form 4 reporting one transaction not reported on a timely basis, (iii) Paul R. Lederer filed late one Form 4 reporting an aggregate of two fiscal 2012 transactions not reported on a timely basis, (iv) Michael B. Kealey filed a Form 5 in 2014 to report one fiscal 2013 transaction not reported on a timely basis, and (v) Louis R. Arace filed late one Form 4 reporting one transaction not reported on a timely basis. In addition, subsequent to fiscal 2013, Jeffrey L. Darby filed a Form 5 to report one fiscal 2012 transaction not reported on a timely basis.

Report of Audit Committee

The information contained in this Audit Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee monitors these processes. The Committee has reviewed and discussed the audited financial statements with management and management’s and KPMG’s evaluations of the Company’s system of internal controls over financial reporting contained in the 2013 Annual Report on Form 10-K.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Committee has discussed with KPMG (i) the matters specified in Auditing Standard No. 16, “Communications with Audit Committees,” and (ii) the independence of KPMG from the Company and management. KPMG has provided the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant communicating with the Audit Committee concerning independence. The Audit Committee also considered the non-audit services provided by KPMG in their review of KPMG’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements and management’s report on internal control over financial reporting in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013 for filing with the SEC.

Audit Committee:

Richard T. Riley, Chairman	Paul R. Lederer

Edgar W. Levin	Robert M. Lynch

Proposal II – Advisory Vote on Executive Compensation

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis – Executive Compensation Philosophy and Objectives” (page 19 of this Proxy Statement), our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as long-term growth and profitability of the Company which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:

•	To align the interests of our named executive officers with those of our shareholders by tying a significant portion of compensation to the Company’s financial performance;

•	To link a portion of compensation to the achievement of our annual and long-term financial and other goals;

•	To compensate the Company’s named executive officers in a manner that reflects their experience, responsibilities and contributions to the annual and long-term growth and development of the Company and to retain the services of the executive officers that successfully contribute to our annual and long-term goals;

•	To encourage experienced, talented executives to join the Company; and

•	To motivate our executives to continue to provide excellent performance year after year.

Additional details about our executive compensation programs, including information about executive compensation for the fiscal year ended December 28, 2013, are described under the section entitled “Executive Compensation – Compensation Discussion and Analysis” which begins on page 18 of this Proxy Statement.

As required by Section 14A of the Exchange Act, we are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for shareholder vote at the annual meeting:

“RESOLVED, that the shareholders of Dorman Products, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables regarding named executive officer compensation and the narrative disclosures that accompany the compensation tables.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board and our Compensation Committee value the opinion of our shareholders and to the extent there is any significant vote against the compensation of named executive officers as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

In keeping with the preference expressed by our shareholders at our 2011 annual meeting, our Board has adopted a policy of holding say-on-pay votes every three years until the Company is required to hold another advisory vote on the frequency of say-on-pay votes, which will occur no later than our 2017 annual meeting. The next say-on-pay vote will also occur at our 2017 annual meeting.

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, as described in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Proposal III – Approval of Material Terms of the Performance Goals under the Company’s Executive Cash Bonus Plan and the Company’s 2008 Stock Option and Stock Incentive Plan

Overview

Shareholders are being asked to approve the materials terms of performance goals that may apply to awards under our Executive Cash Bonus Plan and our 2008 Stock Option and Stock Incentive Plan. The Board of Directors has updated and unanimously approved the material terms of the performance goals as described below. The terms described below update the performance goals currently contained in the Executive Cash Bonus Plan and the 2008 Stock Option and Stock Incentive Plan to include some additional performance criteria and exceptions to the criteria. The Board is requesting that shareholders approve the material terms of the performance goals in order to enable the Company to continue to have shareholder-approved arrangements under which certain compensation awarded to executives may qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Section 162(m) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s Chief Executive Officer or any of the company’s three other most highly compensated executive officers (other than the Chief Financial Officer) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualified performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareholders). One of the requirements for compensation to qualify as performance-based under Section 162(m) is that the material terms of the performance goals for such compensation be disclosed to and approved by shareholders every five years. In accordance with Section 162(m), the material terms that the shareholders approve constitute the framework for the Compensation Committee to establish programs and awards under which compensation provided by the company can qualify as performance-based compensation for purposes of Section 162(m); however, there can be no guarantee that amounts payable under these programs and awards will be treated as qualified performance-based compensation under Section 162(m).

The performance goals pertain to the following compensation that may be awarded during the next five years: (1) annual cash bonuses and long-term bonuses under the Executive Cash Bonus Plan; and (2) performance restricted stock awards granted under the 2008 Stock Option and Stock Incentive Plan.

Appendix A hereto contains a copy of an amendment to the Executive Cash Bonus Plan providing for the updated performance measures. Appendix B hereto contains a copy of an amendment to the 2008 Stock Option and Stock Incentive Plan providing for the updated performance measures. Your approval of the material terms of the performance goals under the Company’s Executive Cash Bonus Plan and the Company’s 2008 Stock Option and Stock Incentive Plan shall constitute approval of the amendments contained in Appendix A and Appendix B hereto.

Material Terms of the Performance Goals

For purposes of Section 162(m), the material terms of the performance goals include: (1) the employees eligible to receive compensation; (2) the description of the business measurements on which the performance goals are based; and (3) the formula used to calculate the maximum amount of compensation that can be paid to an employee under the arrangement. Each of these aspects is discussed below, and shareholder approval of this proposal constitutes approval of each of these aspects for purposes of the Section 162(m) shareholder approval requirements.

Group of Employees Covered. The group of employees whose compensation would be subject to the performance goals would include those executives whose compensation may be subject to Section 162(m). Although Section 162(m) only limits deductibility for compensation paid to the Chief Executive Officer or any of the company’s three other most highly compensated executive officers (other than the Chief Financial Officer) who are employed as of the end of the year, (i) the Executive Cash Bonus Plan also authorizes the Compensation Committee to grant cash incentive awards to any executive employees of the Company and/or its subsidiaries, and (ii) the 2008 Stock Option and Stock Incentive Plan also authorizes the Compensation Committee to grant awards to any officer, director and key employee of and consultant and/or advisor to the Company and its subsidiaries. Accordingly, we may also apply the performance goals to awards to other eligible participants under the Executive Cash Bonus Plan and the 2008 Stock Option and Stock Incentive Plan.

Business Measurements in the Performance Goals. The Company intends to use the following business measurements as the basis of the performance goals:

Performance measures to be used by the Compensation Committee shall be chosen from among the following factors, or any combination of the following, as the Compensation Committee deems appropriate: (a) total shareholder return; (b) growth in revenues, sales, market share, gross income, net income, pre-tax income, pre-tax pre-bonus income, stock price, and/or earnings per share; (c) return on assets, net assets, and/or capital; (d) working capital, free cash flow and/or after tax cash flow; (e) return on shareholders’ equity; (f) economic or shareholder value added; (g) acquisition of assets, acquisition of companies, creation of new joint ventures; (h) growth in new products; or (i) lower product acquisition costs and/or improvements in costs and/or expenses. The Compensation Committee may select among the performance measures specified above from year to year which need not be the same for each participant in a given year.

Such performance measures may incorporate, if and only to the extent permitted under Code Section 162(m), provisions so as to eliminate the effects of (a) non-recurring items generally excluded from earnings per share and earnings before interest, taxes and depreciation and by institutional investors or analysts when evaluating the Company’s performance, such as one-time gains from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God, and restructuring charges, but including normal provisions for slow moving and obsolete inventory and accounts receivable, (b) any acquisitions, divestitures, discontinuance of business operations, or restructuring, (c) the cumulative effect of any accounting changes, and (d) any “extraordinary items” as determined under generally accepted accounting principles.

Per-Person Maximum Amounts. The maximum cash bonus that may be paid in any single year under the Executive Cash Bonus Plan to any executive employee is $2,000,000.

No officer may receive awards under the 2008 Stock Option and Stock Incentive Plan which in the aggregate equal more than 90% of the total number of shares of common stock authorized for issuance under the 2008 Stock Option and Stock Incentive Plan. In addition, no individual may receive awards of more than 50% of the shares reserved for issuance under the 2008 Stock Option and Stock Incentive Plan in any calendar year. A maximum of 2,000,000 shares of common stock may be issued under the 2008 Stock Option and Stock Incentive Plan.

If approved by the shareholders, this proposal would not limit the Company’s right to condition the payment of annual cash bonuses, long-term bonuses or the vesting of restricted stock on the achievement of additional quantitative or qualitative performance goals or award or pay other or additional forms of compensation (including, but not limited to, salary, discretionary bonuses or other stock-based awards under the 2008 Stock Option and Stock Incentive Plan) to the Company’s executives. These other forms of compensation may be paid regardless of whether or not the performance goals for annual cash bonuses, long-term bonuses or restricted stock in this proposal are achieved in any future year, and whether or not payment of such other forms of compensation would be tax deductible, but will be designed so as not to affect the deductibility of arrangements intended to qualify as performance-based compensation under the tax laws.

Material Terms of Awards and Plans

The following sections describe both the general terms of the awards that will be subject to the performance goals and the material features of the plans under which the awards will be granted.

Performance-Based Cash Bonuses and Material Features of the Executive Cash Bonus Plan

Plan Administration. The Executive Cash Bonus Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee selects the executives who are eligible to receive bonuses under the Executive Cash Bonus Plan, sets the target payout level and performance measures for each participant for each plan year certifies the level of attainment of the performance measures, determines individual bonuses to be paid within the Executive Cash Bonus Plan guidelines and sets the payout schedule for each individual bonus.

Payment of Bonuses under the Bonus Plan. Participants in the Executive Cash Bonus Plan will be eligible to receive performance cash bonuses based on attainment by the Company of specified performance measures. Unless otherwise provided by the Compensation Committee, bonuses earned under the Bonus Plan will be paid as follows: fifty percent (50%) of a participant’s earned bonus will be paid within 75 days after the end of the plan year in which the bonus was earned; a payment equal to twelve and a half percent (12.5%) of a participant’s earned bonus, will be paid on each of the days that is 180, 270, 360 and 450 days after the end of the plan year. The annual cash bonus will be paid in cash and the long-term bonus will be paid in cash or equity at the discretion of the Compensation Committee. If paid in equity, the equity would be issued pursuant to the Company’s 2008 Stock Option and Stock Incentive Plan. Except as may be approved by the Compensation Committee in compliance with Code Section 162(m), each participant must be employed full-time on the scheduled date of payment to receive that portion of the bonus amount. Bonuses earned under the Executive Cash Bonus Plan may only be paid after the Compensation Committee has certified that the performance measures for each participant have been attained. The Compensation Committee has the right to reduce (but not increase) awards in its discretion, even if the performance measures have been attained. Final bonus payments will vary based on the level of achievement measured against the pre-determined performance measures.

Bonus Target. No later than 90 days after the beginning of each plan year, the Compensation Committee shall establish the annual cash incentive bonus target, referred to as the “Bonus Target,” for each participant and the performance measures for that plan year. The Participant Bonus Target may be expressed, at the Committee’s sole discretion, as a fixed dollar amount, a percentage of base pay, or an amount determined pursuant to an objective formula or standard. The Bonus Target is determined based on the participant’s position and responsibilities in the organization. The maximum cash bonus that may be paid with respect to any single year to any participant is $2,000,000. Notwithstanding anything else herein, unless otherwise specified by the Compensation Committee with respect to a Participant’s Bonus Target, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Bonus Target regardless of the degree of attainment of the performance measures.

Performance Measures. See “– Material Terms of the Performance Goals – Business Measurements in the Performance Goals” above. At the end of the plan year and prior to payment, the Compensation Committee shall certify in writing the extent to which the performance measures and other material terms of the Plan were satisfied by each Participant.

Pro-Rated Bonus. The Compensation Committee, in its sole and absolute discretion and to the extent permitted under and in accordance with Code Section 162(m) and Code Section 409(A), may, but is not required to, make a full or pro-rated bonus payment to a participant for a plan year in the event of the participant’s death, disability, retirement, or termination of employment during the plan year or after the end of the plan year; provided, that payments shall only be made on the earlier of (i) the death or disability of the participant or (ii) the scheduled payment date.

Amendment. The Executive Cash Bonus Plan may be amended or terminated by the Board of Directors or the Compensation Committee at any time, provided that the approval of the Company’s shareholders will be required (to the extent required under Section 162(m)) for any amendment that would (i) alter the performance measures as set forth in Section 3 of the Executive Cash Bonus Plan; or (ii) implement any change to a provision of the Executive Cash Bonus Plan requiring shareholder approval in order for the Executive Cash Bonus Plan to comply with the requirements of Code Section 162(m). Furthermore, no amendment, suspension or termination shall, without the consent of the participant, alter or impair a participant’s right to receive payment of a bonus otherwise earned and payable hereunder.

Restricted Share Awards and Material Features of the 2008 Stock Option and Stock Incentive Plan

Plan. The material features of the 2008 Stock Option and Stock Incentive Plan are described above under “Executive Compensation – Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables – 2008 Stock Option and Stock Incentive Plan.”

Restricted Shares. The Compensation Committee may grant shares of restricted stock under the 2008 Stock Option and Stock Incentive Plan. Restricted shares granted under the 2008 Stock Option and Stock Incentive Plan are, for a period of time determined by the Compensation Committee, subject to forfeiture if certain conditions established by the Compensation Committee, including performance standards set by the Compensation Committee, are not met. See “– Material Terms of the Performance Goals – Business Measurements in the Performance Goals” above.

Except as provided in the 2008 Stock Option and Stock Incentive Plan, restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant during the period of restriction. Dividends declared or paid on restricted shares shall be deferred until the lapsing of any restrictions imposed on such restricted shares. Except for such restrictions, and subject to certain additional restrictions set forth in the 2008 Stock Option and Stock Incentive Plan, the participant as owner of such restricted shares shall have all the rights of a shareholder, including the right to vote the shares.

New Plan Benefits

Executive Cash Bonus Plan

Because awards are made in the sole discretion of the Compensation Committee and depend on the achievement of performance objectives, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Company’s Executive Cash Bonus Plan in the future. The following table discloses the dollar value of annual cash bonuses and long-term bonuses under the Company’s Executive Cash Bonus Plan for fiscal 2013 performance, but such bonuses are not necessarily representative of awards that may become payable under the Company’s Executive Cash Bonus Plan in the future.

Name and Position (1)	Dollar Value ($) (2)
Steven L. Berman Chairman of the Board, Chief Executive Officer and Secretary-Treasurer	1,252,668

Mathias J. Barton President	619,512

Jeffrey L. Darby Senior Vice President, Sales and Marketing	187,529

Michael B. Kealey Senior Vice President, Product	187,529

Mathew Kohnke Chief Financial Officer	143,638

Joseph M. Beretta (3) Former Co-President	—

All executive officers as a group	2,390,876

Non-executive officer employees as a group	216,838

(1)	Under the Executive Cash Bonus Plan, none of our non-employee directors are eligible to participate in the Executive Cash Bonus Plan.
(2)	The disclosed bonuses represent amounts paid in February 2014 under the Company’s Executive Cash Bonus Plan for fiscal 2013 performance. For a description of the performance-based bonus awards under the Executive Cash Bonus Plan in fiscal 2013 to our named executive officers, see “Executive Compensation – Compensation Disclosure and Analysis.” Each of the participants in fiscal 2013 are eligible to receive, for fiscal 2014, (i) an annual cash bonus under the Executive Cash Bonus for fiscal 2014 growth in adjusted pre-tax income, and (ii) a long-term bonus under the Executive Cash Bonus based on the compounded growth of the Company’s fiscal 2014 adjusted pre-tax income when compared to the Company’s fiscal 2011 adjusted pre-tax income. Each of such fiscal 2014 awards will be calculated based on the same formula described in “Executive Compensation – Compensation Disclosure and Analysis” for the fiscal 2013 performance-based bonus awards, except that (i) the applicable base salary utilized for the calculations will be the executive officer’s fiscal 2014 base salary, (ii) the Annual Bonus Percentage will be calculated based upon the percentage growth in adjusted pre-tax income for fiscal 2014 compared to fiscal 2013, (iii) the Three Year Bonus Percentage will be calculated based upon the percentage in compounded growth of the Company’s fiscal 2014 adjusted pre-tax income when compared to the Company’s fiscal 2011 adjusted pre-tax income, and (iv) for purposes of the long-term bonuses, each Senior Vice President participating in the Executive Cash Bonus Plan will be eligible to receive 100% of the amount computed by multiplying such executive officer’s annual base salary for 2014 by the Three Year Percentage, and not two-thirds of such amount. Such fiscal 2014 awards are not subject to shareholder approval hereunder.
(3)	Mr. Beretta resigned from the Company effective August 30, 2013 and, as a result, was no longer eligible to receive a cash award under the Executive Cash Bonus Plan for fiscal 2013.

2008 Stock Option and Stock Incentive Plan

Because awards are made in the sole discretion of the Compensation Committee and depend on the achievement of performance objectives, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Company’s 2008 Stock Option and Stock Incentive Plan in the future. Prior to January 2014, the Company had never issued any performance restricted stock awards. In January 2014, under the 2008 Stock Option and Stock Incentive Plan, the Company granted 848 performance restricted shares to Mr. Kohnke, 1,156 performance restricted shares to each of Mr. Darby and Mr. Kealey, 3,545 performance restricted shares to all current executive officers as a group, and 12,981 performance restricted shares to all employees who are not executive officers as a group. The Company did not grant any performance restricted stock awards to the Company’s Chief Executive Officer, President or non-employee directors. The vesting of such fiscal 2014 awards is subject to the Company’s achievement of specified percentages of growth in adjusted pre-tax income for fiscal 2014 compared to fiscal 2013. Such fiscal 2014 awards are not subject to shareholder approval hereunder. In addition, such fiscal 2014 awards are not necessarily representative of awards that may be issued under the Company’s 2008 Stock Option and Stock Incentive Plan in the future.

The Board recommends you vote “FOR” the approval of the material terms of the performance goals under the Company’s Executive Cash Bonus Plan and the Company’s 2008 Stock Option and Stock Incentive Plan.

Proposal IV – Ratification of KPMG LLP as Independent Registered Public Accounting Firm

Our independent registered public accounting firm for the fiscal year ended December 28, 2013 was the firm of KPMG LLP. The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 27, 2014. A representative of KPMG LLP is expected to be present at the annual meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

The Audit Committee, with the endorsement of the Board, recommends that you ratify that appointment. Although ratification is not required by our Amended and Restated By-Laws or otherwise, we are submitting the selection of KPMG LLP to you for ratification as a matter of good corporate practice. If the selection is not ratified by a majority of the votes cast on this proposal at the annual meeting, our Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board recommends you vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by KPMG LLP as of or for the fiscal years ended December 28, 2013 and December 29, 2012 were:

	Fiscal Year Ended
Services Rendered (1)	December 28, 2013	December 29, 2012
Audit Fees	$588,900	$628,100
Audit Related Fees	0	90,000
Tax Fees	341,714	331,201
All Other Fees	1,650	1,650

Total	$932,264	$1,050,951

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Fees. Audit fees for the fiscal years ended December 28, 2013 and December 29, 2012 were for professional services rendered for the audits of our consolidated financial statements, and for the audit of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.

Audit Related Fees. Audit related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Audit related services consisted primarily of services rendered in connection with the review of documents to be filed with the SEC and related matters.

Tax Fees. Tax fees for the fiscal years ended December 28, 2013 and December 29, 2012 were for services relating to tax planning, tax preparation services and tax advice and planning other than those directly related to the audit of the income tax accrual.

All Other Fees. All other fees for the fiscal years ended December 28, 2013 and December 29, 2012 were for the annual subscription for accounting research software we used.

The Audit Committee has considered and determined that the services provided by KPMG LLP are compatible with KPMG LLP maintaining its independence.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is pre-approval of all audit, audit related, tax services and other services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee pre-approved all of the audit and non-audit services provided by KPMG LLP to us during the fiscal years ended December 28, 2013 and December 29, 2012.

Shareholder Proposals

Proposals by shareholders to be presented at our annual meeting of shareholders to be held in 2015 must be received by us no later than December 3, 2014 in order to be considered for inclusion in our proxy statement and form of proxy for that meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

In addition, shareholders are notified that the deadline for providing us timely notice of any shareholder proposal to be submitted outside of the process of Rule 14a-8 of the Exchange Act for consideration at our 2015 annual meeting of shareholders is not earlier than the close of business on January 16, 2015 and not later than the close of business on February 15, 2015. Any such notice must comply with our Amended and Restated By-Laws, a copy of which may be obtained on our website located at www.dormanproducts.com and accessible via the “Corporate Governance” page. As to all such matters for which we do not have notice on or prior to such date, discretionary authority shall be granted to the persons designated in our proxy statement related to the 2015 annual meeting of shareholders to vote on such proposal.

Annual Report

A copy of our 2013 Annual Report to Shareholders, including our Form 10-K for the fiscal year ending December 28, 2013, is being furnished concurrently with this proxy statement at www.proxyvote.com. If you previously requested electronic or paper delivery, you will be sent the 2013 Annual Report to Shareholders on or about April 2, 2014.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, including the financial statements and financial statement schedules (except for exhibits), can also be obtained without charge by writing to Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Thomas J. Knoblauch, Assistant Secretary. We also make available, free of charge, on our website located at www.dormanproducts.com, our Annual Report on Form 10-K, including all amendments thereto.

Solicitation of Proxies

We will pay all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone, facsimile, email or the Internet. We have requested that brokers and nominees who hold stock in their names furnish this proxy material to their customers; we will reimburse these brokers and nominees for their out-of-pocket and reasonable expenses.

Although it is not anticipated, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. We estimate that we would be required to pay such firm fees ranging from $7,500 to $15,000 plus out-of-pocket expenses.

Other Matters

As of the date of this proxy statement, no other matter is known which will be brought before the annual meeting. However, the proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters to be presented at the annual meeting which we did not have notice on or prior to February 13, 2014; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action at the meeting;

(iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Exchange Act; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their best judgment and discretion.

Householding

In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (“street-name shareholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to shareholders may request a copy by contacting the bank, broker or other holder of record or by contacting us either by calling (215) 712-5222 or by writing to Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Thomas J. Knoblauch, Assistant Secretary

Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.

By Order of the Board of Directors

/s/ Thomas J. Knoblauch
Thomas J. Knoblauch
Vice President, General Counsel and Assistant Secretary

Colmar, Pennsylvania

April 2, 2014

Appendix A

AMENDMENT NO. 1 TO THE

DORMAN PRODUCTS, INC. EXECUTIVE CASH BONUS PLAN

THIS AMENDMENT NO. 1 TO THE DORMAN PRODUCTS, INC. EXECUTIVE CASH BONUS PLAN has been adopted by the Board of Directors (the “Board’) of Dorman Products, Inc., a Pennsylvania corporation (the “Company “), subject to approval of the Company’s shareholders.

WHEREAS, the Company’s Executive Cash Bonus Plan (the “Plan”) was adopted by the Board of Directors of the Company and subsequently approved by the shareholders of the Company at the 2010 Annual Meeting of Shareholders;

WHEREAS, pursuant to Section 9 of the Plan, the Board has approved the amendment set forth below.

NOW, THEREFORE, the Plan is hereby amended, subject to approval of the Company’s shareholders, as follows:

1. Amendment. The Plan is hereby amended by replacing the first paragraph under the heading Performance Measurement under Section 3 with the following:

“Performance measures to be used by the Committee shall be chosen from among the following factors, or any combination of the following, as the Committee deems appropriate: (a) total shareholder return; (b) growth in revenues, sales, market share, gross income, net income, pre-tax income, pre-tax pre-bonus income, stock price, and/or earnings per share; (c) return on assets, net assets, and/or capital; (d) working capital, free cash flow and/or after tax cash flow; (e) return on shareholders’ equity; (f) economic or shareholder value added; (g) acquisition of assets, acquisition of companies, creation of new joint ventures; (h) growth in new products; or (i) lower product acquisition costs and/or improvements in costs and/or expenses. The Committee may select among the performance measures specified above from Plan Year to Plan Year which need not be the same for each Participant in a given year.

Such performance measures may incorporate, if and only to the extent permitted under Code Section 162(m), provisions so as to eliminate the effects of (a) non-recurring items generally excluded from earnings per share and earnings before interest, taxes and depreciation and by institutional investors or analysts when evaluating the Company’s performance, such as one-time gains from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God, and restructuring charges, but including normal provisions for slow moving and obsolete inventory and accounts receivable, (b) any acquisitions, divestitures, discontinuance of business operations, or restructuring, (c) the cumulative effect of any accounting changes, and (d) any “extraordinary items” as determined under generally accepted accounting principles.”

2. No Other Changes. Except as set forth herein, all other terms and provisions of the Plan remain in full force and effect.

A-1

Appendix B

AMENDMENT NO. 2 TO THE DORMAN PRODUCTS, INC.

2008 STOCK OPTION PLAN AND STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 2 TO THE DORMAN PRODUCTS, INC. 2008 STOCK OPTION AND STOCK INCENTIVE PLAN has been adopted by the Board of Directors (the “Board”) of Dorman Products, Inc., a Pennsylvania corporation (the “Company “), subject to approval of the Company’s shareholders.

WHEREAS, the Company’s 2008 Stock Option and Stock Incentive Plan (the “Plan”) was adopted by the Board of Directors of the Company and subsequently approved by the shareholders of the Company at the 2009 Annual Meeting of Shareholders;

WHEREAS, pursuant to Section 7 of the Plan, the Board has approved the amendment set forth below.

NOW, THEREFORE, the Plan is hereby amended, subject to approval of the Company’s shareholders, as follows:

1. Amendment. The Plan is hereby amended by replacing the definition of “Performance Standards” in Section 6(a) of the Plan with the following:

“Performance Standards means one or more of the following factors, or any combination of the following, as the Committee deems appropriate: (a) total shareholder return; (b) growth in revenues, sales, market share, gross income, net income, pre-tax income, pre-tax pre-bonus income, stock price, and/or earnings per share; (c) return on assets, net assets, and/or capital; (d) working capital, free cash flow and/or after tax cash flow; (e) return on shareholders’ equity; (f) economic or shareholder value added; (g) acquisition of assets, acquisition of companies, creation of new joint ventures; (h) growth in new products; or (i) lower product acquisition costs and/or improvements in costs and/or expenses. The Committee may select among the performance measures specified above from year to year which need not be the same for each participant in a given year.

Such Performance Standards may incorporate, if and only to the extent permitted under Code Section 162(m), provisions so as to eliminate the effects of (a) non-recurring items generally excluded from earnings per share and earnings before interest, taxes and depreciation and by institutional investors or analysts when evaluating the Company’s performance, such as one-time gains from asset sales, dispute or litigation charges or recoveries, impairment charges, acts of God, and restructuring charges, but including normal provisions for slow moving and obsolete inventory and accounts receivable, (b) any acquisitions, divestitures, discontinuance of business operations, or restructuring, (c) the cumulative effect of any accounting changes, and (d) any “extraordinary items” as determined under generally accepted accounting principles.”

2. No Other Changes. Except as set forth herein, all other terms and provisions of the Plan remain in full force and effect.

B-1

DORMAN PRODUCTS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your vote up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and then follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your vote up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it (for receipt by the day before the meeting) in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

FOR 401(k) RETIREMENT PLAN AND TRUST

Notwithstanding the above, please note that all votes must be received by 11:59 P.M. Eastern Time on May 9, 2014.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M71272-P51736              KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DORMAN PRODUCTS, INC. The Board of Directors recommends you vote FOR the following six Directors:		For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐
Nominees:
01) Steven L. Berman 04) Edgar W. Levin
02) Robert M. Lynch 05) Richard T. Riley
03) Paul R. Lederer 06) Mathias J. Barton
The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain
2.	Advisory approval of the Company’s executive compensation.						☐	☐	☐
3.	Approval of the material terms of the performance goals under the Company’s Executive Cash Bonus Plan and the Company’s 2008 Stock Option and Stock Incentive Plan.						☐	☐	☐
4.	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year.						☐	☐	☐
NOTE:	Such other business as may properly come before the meeting or any postponement or adjournment thereof.
The undersigned hereby acknowledges notice and/or receipt of our 2013 Annual Report to Shareholders, Notice of Annual Meeting of Shareholders and the Proxy Statement relating thereto.

Instruction for Cumulative Voting for Directors: To cumulate votes for directors, do NOT mark “For All”, “Withhold All” or “For All Except” above, but check this box and specify the method of cumulative voting on the reverse side of this card in the section called “Cumulative Voting Instructions/Comments” by writing the number of shares of Common Stock to be voted for the individual nominee(s) and the number(s) of the nominee(s). If you are voting by proxy, cumulative voting can only be processed by using the proxy card method of voting.

☐
Please indicate if you plan to attend this meeting. ☐ ☐

Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M71273-P51736

PROXY

DORMAN PRODUCTS, INC.

3400 EAST WALNUT STREET

COLMAR, PENNSYLVANIA 18915

ANNUAL MEETING OF SHAREHOLDERS – MAY 16, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Matthew S. Kohnke and Jeffrey L. Darby, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of Dorman Products, Inc. (the “Company”) to be held on the 16th day of May, 2014, and at any postponement or adjournment thereof, and to vote all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. This proxy may be revoked by notice as described in the enclosed proxy statement.

BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY’S PROXY STATEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS.

Except as set forth below for shares held in the 401(k) Retirement Plan and Trust:

•   This proxy, when properly executed, will be voted as directed by the shareholder.

•   If you return an executed proxy but do not specify how to vote, your shares will be voted (i) “FOR” the election of the six nominees for director named in “Proposal I – Election of Directors” in the enclosed proxy statement; (ii) “FOR” advisory approval of the Company’s executive compensation; (iii) “FOR” the approval of the material terms of the performance goals under the Company’s Executive Cash Bonus Plan and the Company’s 2008 Stock Option and Stock Incentive Plan; and (iv) “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year. If you return an executed proxy card with no further instructions on the election of directors, the proxies have discretionary authority to cumulate votes and to allocate such votes among some or all of the nominees recommended by the Board of Directors of the Company, although they have no present intention of doing so.

401(k) Retirement Plan and Trust. This card also provides voting instructions for shares held in the Dorman Products, Inc. 401(k) Retirement Plan and Trust. If you are a participant in the plan and have shares of the common stock of the Company allocated to your account under the plan, please read the following authorization to the trustee of the plan as to the voting of such shares.

Trustee’s Authorization. The undersigned hereby authorizes and instructs Vanguard Fiduciary Trust Company, as trustee of the Dorman Products, Inc. 401(k) Retirement Plan and Trust, to vote all shares of the common stock of the Company allocated to the undersigned’s account under such plan at the Annual Meeting of Shareholders, or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side. This proxy, when properly executed, will be voted as directed. All shares of Company stock for which the trustee has not received timely direction shall be voted or exercised by the trustee in the same proportion as the shares of Company stock for which the trustee received timely direction. You may revoke your instructions by notice as described in the enclosed proxy statement.

Cumulative Voting Instructions/Comments:

(For any Cumulative Voting Instructions/Comments noted above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side